UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☑ Definitive Proxy Statement

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L.B. FOSTER COMPANY

(Name of Registrant as Specified in Its Charter)

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L. B. FOSTER COMPANY 415 Holiday Drive Pittsburgh, Pennsylvania 15220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 29, 2015

To Our Shareholders:

L. B. Foster Company will hold its Annual Meeting of Shareholders at the Company’s principal executive offices at 415 Holiday Drive, Pittsburgh, Pennsylvania on Friday, May 29, 2015, at 11:00 AM, Eastern Daylight Time (“the “Annual Meeting” or the “Meeting”), for the purposes of:

1. Electing a board of eight directors for the ensuing year;

2.	Ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

3.	Advisory approval of the compensation paid to the Company’s named executive officers in 2014; and

4. Acting upon any other matters that properly come before the Annual Meeting.

Shareholders are cordially invited to attend the Annual Meeting. Only holders of record of Company Common Stock at the close of business on March 27, 2015 will be entitled to vote at the meeting or at any adjournment thereof.

U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. This process expedites shareholder receipt of proxy materials and lowers the cost of our Annual Meeting. On or about April 17, 2015, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access our 2015 Proxy Statement and 2014 Annual Report and how to cast your vote. The Notice also includes instructions on how to receive a paper copy of the Annual Meeting materials.

Your vote is important. Whether you plan to attend the Annual Meeting or not, we hope you will vote your shares as soon as possible. Please sign, date, and return your proxy card or voting instruction form or vote by telephone or via the Internet; instructions are included on the proxy card and voter instruction form. If you plan to attend the Annual Meeting in person, please detach the Admission Ticket from your proxy card and bring it to the Meeting. If you are a beneficial owner of shares held in “street name” through a broker, bank, or other intermediary, please contact your broker, bank, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Meeting.

Patrick J. Guinee

Vice President, General Counsel &

Corporate Secretary

Pittsburgh, Pennsylvania

April 17, 2015

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L. B. FOSTER COMPANY

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of L. B. Foster Company (the “Company”) to be voted at the May 29, 2015 Annual Meeting of Shareholders and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Internet Availability, the proxy card, and our 2014 Annual Report to Shareholders were each made available to shareholders on the internet at www.proxyvote.com or mailed on or about April 17, 2015.

At the close of business on March 27, 2015, the record date for entitlement to vote at the Meeting (“Record Date”), there were 10,375,905 shares of common stock outstanding. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting or at any adjournment thereof. Such shareholders will have one vote for each share held on that date.

The presence, in person or by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a matter to be acted on at the Annual Meeting will constitute a quorum. Where a shareholder’s proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such shareholder will nevertheless be counted as being present at the Meeting for the purpose of determining a quorum. Abstentions and “broker non-votes” (as described below) will be counted for purposes of determining a quorum.

Directors will be elected by a plurality of the votes cast by the holders of the shares voting in person or represented by proxy at the Meeting. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal. Our common stock does not have cumulative voting rights in the election of directors.

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the Company's independent registered public accounting firm for 2015. The affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote shall ratify this appointment. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.

The advisory vote to approve the compensation paid to the Company's named executive officers in 2014 as reported in this Proxy Statement will be determined by the affirmative vote of a majority of the votes cast by the Company's shareholders entitled to vote. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.

If the form of proxy is properly executed and returned, it will be voted as directed. If no directions are given, the proxy will be voted FOR the election of the eight nominees named herein as directors; FOR the ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for 2015; and FOR the approval of the compensation paid to the Company’s named executive officers in 2014 as reported in this Proxy Statement. The proxy grants discretionary

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authority to vote on other matters that properly come before the Annual Meeting to Lee B. Foster II, Chairman of the Board, and Robert P. Bauer, President and Chief Executive Officer.

If your shares are held in “street name” (i.e. held for your account by a broker or other nominee), you should receive instructions from the holder of record on voting your shares. If a shareholder holds shares beneficially in street name and does not provide the shareholder’s broker with voting instructions, such shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directors and executive compensation matters, although they may vote their clients’ shares on “routine” proposals such as the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

The voting instruction form also serves as the voting instructions for the trustees who hold shares of record for participants in the Company’s 401(k) plans. If voting instructions representing shares in the Company's 401(k) plans are received, but no indication is provided as to how those shares are to be voted, the shares will be counted as being present at the Meeting and will count toward achievement of a quorum. If voting instructions as to the shares in the Company’s 401(k) plans are not received, those shares will not be voted.

The cost of soliciting proxies will be borne by the Company. Officers or employees of the Company may solicit proxies by mail, telephone, email or facsimile. The Company has retained Laurel Hill Advisory Group, LLC for the solicitation of proxies and will pay its fee of $3,500 plus reasonable out-of-pocket expenses.

If you are a shareholder of record, you may vote your shares of Company common stock by telephone or through the Internet. You may also vote your shares by mail or in person. Please see the Notice of Internet Availability for instructions on how to access the proxy materials and how to cast your vote.

Votes submitted via the Internet or by telephone must be received by 11:59 PM EDT, on May 28, 2015. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. You may change your vote or revoke your proxy at any time by submitting a valid, subsequent vote by telephone or through the Internet, by submitting another properly signed proxy which bears a later date, or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy; you must also vote your shares.

If you plan on attending the Annual Meeting in person, please detach the Admission Ticket from your proxy card and bring it to the Meeting. If you are a beneficial owner of shares held in “street name” through a broker, bank, or other intermediary, please contact your broker, bank, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Meeting.

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PROPOSAL NO. 1-ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of eight directors. The Board of Directors has nominated the following eight people to serve as directors, seven of whom are currently serving as directors of the Company, until the next Annual Meeting of shareholders and until their successors are elected and qualified. Information concerning the nominees is set forth below with brief descriptions of each nominee's qualifications to serve on the Company's Board of Directors:

Nominee

Robert P. Bauer	Mr. Bauer, age 56, has been a director of the Company since February 1, 2012 when he was appointed President and Chief Executive Officer. Mr. Bauer served as President of Emerson Climate Technologies, Refrigeration Division, a business segment of Emerson Electric Co., a diversified global manufacturing and technology company, (“Emerson”) from June 2011 to February 2012. He also served as President of Emerson Network Power, Liebert Division, from January 2002 through May 2011. Mr. Bauer spent a total of 17 years with Emerson in various senior management positions and became a Group Vice President, Emerson in 2004. Prior to Emerson, he held management positions with Rockwell Automation and Westinghouse Electric. We believe that Mr. Bauer is qualified to serve as a director because of his vast experience in global manufacturing, worldwide marketing, and new product development. He also has extensive experience with mergers and acquisitions and strategic planning including investments in new technologies.

Lee B. Foster II	Mr. Foster, age 68, has been a director of the Company since 1990 and Chairman since 1998. He was the Chief Executive Officer of the Company from May 1990 until he resigned from such office in January 2002, while remaining a Company employee until May 2008. Mr. Foster is a director of Wabtec Corporation, which manufactures components for locomotives, freight cars and passenger transit vehicles and provides aftermarket services. We believe that Mr. Foster is qualified to serve as a director because of his history with the Company and his knowledge of the Company's current businesses, and his corporate governance experience as a member of another public company’s board of directors. In addition, Mr. Foster's experience with other companies brings additional insight to a variety of our business issues.

Dirk Jungé	Mr. Jungé, age 66, is a nominee for director. He is the Chairman of Pitcairn Company, a private Pitcairn family holding company, and Pitcairn Trust Company, a Pennsylvania state-chartered trust company, since 1991. Until 2012, he served as Chief Executive Officer of Pitcairn, a recognized global leader in the specialized family office marketplace, and has overseen investments in oil and gas and drilling partnerships. Since 2000, he has served as a director of Paramount Resources, Ltd., a public Canadian energy company, with assignments on the corporate governance committee since 2003 and the environmental, health & safety committee since 2011. We believe that Mr. Jungé is qualified to serve as a director because his years of business experience, including in the energy sector and in public and private enterprises, as well as his familiarity with strategic planning, risk management, compensation, finance, and governance matters, enable him to make a valuable contribution to the Board’s business and compliance oversight functions.

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Nominee

G. Thomas McKane	Mr. McKane, age 71, was elected as a director in May 2006. Mr. McKane was Chairman of the Board of A.M. Castle & Co., a metals and plastics service center business, from January 2006 to April 2007 and was Chief Executive Officer of A.M. Castle & Co. from May 2000 until he retired in February 2007. We believe that Mr. McKane is qualified to serve as a director due to his broad industrial background and his specific experience as Chief Executive Officer of a publicly traded company, which experience enables him to analyze many facets of the Company's business. Mr. McKane has been especially active in overseeing improvements to the Company's strategic planning process and developing sound corporate governance practices.

Diane B. Owen	Ms. Owen, age 59, was elected as a director in May 2002. Since June 2014, she has served as an independent Board Member and Internal Control Committee Chair of Elliott Group Holdings, a subsidiary of Ebara Corporation, an international company that manufactures and services industrial equipment. She was Senior Vice President – Corporate Audit of H.J. Heinz Company, an international food company, from May 2010 to June 2013 and was Vice President - Corporate Audit of H.J. Heinz Company from April 2000 to May 2010. We believe that Ms. Owen is qualified to serve as a director of the Company due to her over 30 years of business experience, particularly in accounting and finance. Ms. Owen plays a critical role as Chairman of the Audit Committee and as the Board's audit committee financial expert. In addition, Ms. Owen's extensive international business experience enables her to provide valuable insights as the Company seeks international growth.

Robert S. Purgason	Mr. Purgason, age 59, has been a director of the Company since December 2, 2014. He has been Senior Vice President of The Williams Companies (“Williams”) since January 1, 2015, leading the Williams operating area that encompass the assets and operations of Access Midstream, including natural gas gathering and processing. Mr. Purgason is currently a director of Access Midstream Partners, and served as Chief Operating Officer of the general partner of Access Midstream from 2012 to 2015. Prior to joining Access Midstream, Mr. Purgason spent five years at Crosstex Energy Services, L.P. and was promoted to Senior Vice President-Chief Operating Officer in November 2006. Prior to Crosstex, Mr. Purgason spent 19 years with The Williams Companies in various senior business development and operational roles of increasing responsibility. Mr. Purgason began his career at Perry Gas Companies in Odessa, Texas working in all facets of the natural gas treating business. Mr. Purgason’s extensive experience in, and keen understanding of, the energy industry brings valuable insight to the Board, particularly with regard to its operations which include pipe threading and coating as well as blending, injection, and custody transfer metering skids for the oil and gas industry. He also brings board experience which contributes to the corporate governance experience of the Board.

William H. Rackoff	Mr. Rackoff, age 66, has been a director of the Company since 1996. Since 1994, Mr. Rackoff has been President and Chief Executive Officer of ASKO, Inc., a private international company which manufactures custom engineered tooling for the metalworking industry. We believe that Mr. Rackoff is qualified to serve as a director because his years of experience in the steel industry and his engineering background enable him to understand and develop the factors that drive the Company's performance, including strategy, operations, and finance. Mr. Rackoff, as Chairman of the Compensation Committee, has led the creation of the Company's executive incentive programs.
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Nominee

Suzanne B. Rowland

Ms. Rowland, age 53, was elected as a director in May 2008. Ms. Rowland was appointed Vice President & General Manager Global Special Hazards of Tyco Fire Protection Products in 2013, having previously served as Vice President & General Manager Tyco Fire Protection Products Americas from January 2011 to 2012, and Vice President Business Excellence of Tyco Flow Control Products from September 2009 to December 2010. Prior to Tyco, Ms. Rowland spent over 20 years with Rohm and Haas Company in senior executive positions, including Vice President Global Adhesives, Vice President Coatings North America, and Vice-President of Procurement and Logistics. Ms. Rowland also gained valuable family shareholder experience at J.M. Huber Corporation as the Vice President Strategy & New Business Development. We believe that Ms. Rowland is qualified to serve as a director because of her 29 years of broad experience in large, global industrial companies. Having served in senior executive line and staff roles for the last 17 years, Ms. Rowland presents valuable insight into strategic and operational issues important to the Company’s success.

The Board nominated the foregoing nominees based upon the recommendation of the Nomination and Governance Committee. The nominees have expressed their willingness to serve as directors, if elected. However, should any of the nominees be unavailable for election, the proxies (except for proxies that withhold authority to vote for directors) will be voted for such substitute nominee or nominees as may be chosen by the Board, or the number of directors may be reduced by appropriate action of the Board.

The Board of Directors recommends that you vote “FOR” each of the foregoing nominees.

PROPOSAL NO. 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young has served as the Company’s independent registered public accounting firm since 1990 and has been appointed by the Audit Committee of the Board as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015. Although action by the shareholders in this matter is not required, the Board is seeking shareholder ratification of this appointment in light of the important role played by the independent registered public accounting firm. If the shareholders fail to ratify the selection, the Audit Committee will consider whether to retain Ernst & Young going forward. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote "FOR" ratification of Ernst & Young LLP's appointment as the Company’s

independent registered public accounting firm for fiscal year 2015.

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PROPOSAL NO. 3-ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ 2014 COMPENSATION

At the 2011 Annual Meeting, upon recommendation by the Board of Directors, shareholders voted to hold an advisory vote on executive compensation every year.

The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation paid to our named executive officers in 2014, as described in this Proxy Statement, and is non-binding upon the Company, our Board, or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our compensation philosophy, policies, and practices, as disclosed under the "Executive Compensation" section of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of L. B. Foster Company (the "Company"), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders under the heading entitled 'Executive Compensation,' is hereby approved."

The Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders. The Company’s goal for its executive compensation program is to reward executives who provide leadership for, and contribute to, the Company’s financial success.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, our Board, or the Compensation Committee of the Board.

The Board of Directors recommends that you vote “FOR” approval of the named executive officers’ compensation in 2014,
as reported in this Proxy Statement.

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STOCK OWNERSHIP

The following table shows the number of shares of common stock beneficially owned on the Record Date by:

•	each person who has reported beneficial ownership of more than 5% of the Company’s common stock;

•	each nominee for director;

•	each Named Executive Officer ("NEO") included in the Summary Compensation Table on page 34; and

•	all directors and executive officers as a group.

Information concerning the owners of more than 5% of the Company’s outstanding common stock is based upon their reports filed with the Securities and Exchange Commission (“SEC”).

Stock Ownership	Number of Shares Owned(a)	Percent of Shares(b)

More Than 5% Shareholders:
Royce & Associates, LLC(c)	1,737,402	16.8%
Keeley Asset Management Corp.(d)	828,789	8.0%
Blackrock, Inc.(e)	605,986	5.9%

Nominees for Director:
Robert P. Bauer	69,400	*
Lee B. Foster II	174,726	1.7%
Dirk Jungé	0	*
Peter McIlroy II (not standing for re-election)	20,481	*
G. Thomas McKane	19,501	*
Diane B. Owen	28,047	*
Robert S. Purgason	636	*
William H. Rackoff	55,747	*
Suzanne B. Rowland	14,001	*

Named Executive Officers:
David J. Russo	32,733	*
Patrick J. Guinee	6,354	*
John F. Kasel	22,527	*
Donald L. Foster	17,462	*
David R. Sauder	12,987	*

All Directors and Executive Officers as a Group	548,284	5.3%

*	Less than 1% of the Company’s outstanding common stock
(a)	This column shows the number of shares with respect to which the named person or group had direct or indirect sole or shared voting or investment power. Unless otherwise noted in the footnotes, each director and NEO has sole voting and investment power with respect to their shares. The column also includes the shares allocated to accounts in the 401(k) plan maintained by the Company (4,606 for Mr. Bauer, 1,508 for Mr. Russo, 0 for Mr. Guinee, 2,327 for Mr. Kasel, 0 for Mr. Sauder, 262 for Mr. Donald L. Foster, and 10,544 for the other executive officers as a group). Mr. Robert P. Bauer’s holdings include 2,000 shares which are held in trust. Mr. Lee B. Foster II’s holdings include 12,000 shares which are held in an investment plan maintained by a separate company, and 84,000 shares which are held in trust. Mr. McKane’s holdings include 19,501 shares held in trust. Ms. Rowland’s holdings include 1,000 shares held in an IRA.
(b)	For Directors and Executive Officers, the percentages in this column are based on the assumption that any shares which the named person has the right to acquire within 60 days after the Record Date have been acquired and are outstanding.
(c)	The information provided for Royce & Associates, LLC (“Royce”) is based on the information in the Schedule 13G/A filed by Royce with the SEC on January 9, 2015. According to this Schedule 13G, Royce has sole voting power and sole dispositive power with respect to all 1,737,402 shares, which includes 1,000,000 shares held by Royce Special Equity Fund, which is managed by Royce. The address of Royce & Associates, LLC and Royce Special Equity Fund is 745 Fifth Avenue, New York, NY 10151.
(d)	The information provided for Keeley Asset Management Corp. (“Keeley Corp.”) is based on information in the Schedule 13G/A filed with the SEC by Keeley Corp., Keeley Small Cap Value Fund (“Keeley Fund”) and John L. Keeley, Jr. (“Keeley”) on February 9, 2015. According to this Schedule 13G/A, Keeley Corp. has sole voting power with respect to 811,279 shares and sole dispositive power with respect to 828,499 shares. According to the Schedule 13G/A, Keeley Corp. and Keeley Fund share beneficial ownership of 600,000 shares, which shares are included in the 828,499 shares reported above. The Schedule 13G/A also indicates that Keeley beneficially owns 290 shares, which are also included in the table. The address of Keeley Corp., Keeley Fund and Keeley is 111 West Jackson, Suite 810, Chicago, IL 60604.
(e)	The information provided for Blackrock, Inc. (“Blackrock”) is based on information in the Schedule 13G/A filed by Blackrock on February 2, 2015. According to this Schedule 13G/A, Blackrock has sole voting power of 581,675 shares and sole dispositive power with respect to 605,986 shares. The address of Blackrock is 55 East 52nd Street, New York, NY 10022.

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DIRECTOR COMPENSATION - 2014

The following table sets forth our non-employee director compensation for 2014. Directors who are also employees of the Company do not receive any consideration for their service on the Board.

Name	Fees Earned or Paid in Cash($)[1]	Stock Awards($)[2]	Total($)

Lee B. Foster II	$110,000	$76,368	$186,368
Peter McIlroy II	$ 50,000	$76,368	$126,368
G. Thomas McKane	$ 56,000	$76,368	$132,368
Diane B. Owen	$ 60,000	$76,368	$136,368
Robert S. Purgason[3]	$ 3,000	$29,873	$ 32,873
William H. Rackoff	$ 62,500	$76,368	$138,368
Suzanne B. Rowland	$ 50,000	$76,368	$126,368

[1]	On May 22, 2013 the Board of Directors approved the following annual director fees: Chairman of the Board, $110,000; chairman of the Audit Committee, $60,000; chairman of the Compensation Committee, $62,500; and chairman of the Nomination and Governance Committee, $56,000. Each of the remaining non-employee directors receives an annual fee of $50,000.

[2]	On May 22, 2014, each non-employee director serving at that time was awarded 1,591 shares of the Company’s Common Stock. The awards were fully vested on the grant date, and the aggregate grant date fair value of each stock award to our non-employee directors is reflected in the “Stock Awards” column of the table and computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). For a discussion of valuation assumptions, see Note 16 of the Company’s 2014 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. When a director is elected or re-elected, he or she will receive 3,500 shares or such lesser amount as shall be determined by the Board of Directors.

[3]	Mr. Purgason became a member of the Board in December 2014. Both his annual cash fee and award of Company Common Stock were prorated based on the shareholder election date of May 22, 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The aggregate fees (including out-of-pocket expenses) billed by Ernst & Young for 2014 and 2013 for each of the following categories of services are set forth below:

	2014	2013
Audit fees (includes audits, reviews of the Company’s fiscal-year audit, interim reviews and related expenses)	$ 923,253	$ 788,353

Audit-related fees (primarily audits of the Company’s various employee benefit plans)	$ 36,000	$ 35,000

Tax fees (includes tax return preparation, tax compliance, and tax planning)	$ 237,526	$ 199,278

All other fees	---	---

Total fees	$1,196,779	$1,022,631

The Audit Committee reviews summaries of Ernst & Young’s services and related fees and concluded that Ernst & Young's provision of audit-related services during 2013 and 2014 was compatible with maintaining Ernst & Young’s independence. All Ernst & Young services are pre-approved by the Audit Committee.

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Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all audit services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. The Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the Audit Committee in advance in accordance with the policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other more expeditious means of communication. If the estimated fees for non-audit services are $50,000 or less, management may obtain approval from the Chairman of the Audit Committee in lieu of full Committee action. In 2014, all Ernst & Young professional fees were pre-approved in accordance with the Company’s pre-approval policies then in place.

CORPORATE GOVERNANCE

The Board and Board Meetings

Since December 2014, when the Board increased its size by one member, the Board consists of eight directors. During 2014, the Board held eight meetings, three of which were telephonic. The Board has determined that all of the directors, except Mr. Robert P. Bauer, qualify as “independent” as defined by applicable NASDAQ Stock Market (“NASDAQ”) rules, considered the independence criteria set forth in the NASDAQ rules as to compensation committee members before determining the independence of the members of the Compensation Committee, and also determined that all members of the Audit Committee qualify as “independent” for purposes of the rules promulgated under the Exchange Act specifically related to audit committee member independence. In making these determinations, the Board concluded that none of its directors (other than Mr. Bauer) has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out a director's responsibilities. The Company’s Corporate Governance Guidelines do not establish term limits that could deprive the Company of the insight developed by Board members over time, but rather provide for periodic reviews of each incumbent’s performance. Additionally, except for special circumstances as may be determined by the Board, no director may be nominated for reelection to the Board if he or she would be age 72 or older at the time of election.

Board Leadership Structure

Under the NASDAQ rules, Mr. Foster, Chairman of the Board, qualifies as an "independent" director since his employment with the Company ended on May 27, 2008. The Board has evaluated Mr. Foster’s independence in the same manner as all other directors and strongly believes that he is “independent” and that his economic interests are more closely aligned with those of the Company's shareholders than with those of management. Although the Board does not necessarily object to combining the roles of Chairman of the Board and Chief Executive Officer (“CEO”), the Board has chosen not to combine those positions because it believes that Mr. Foster's depth of experience and his detachment from management make Mr. Foster the best qualified individual to serve as Chairman

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of the Board. Since the Chairman of the Board and CEO roles are not combined, the Board has determined there is no need for a "lead independent director" position.

Board Attendance

The directors regularly attend shareholders’ meetings without a formal policy on attendance, and the Company does not believe that a formal policy is required. In 2014, each director then currently serving attended the 2014 Annual Meeting of shareholders.

All of the directors attended at least 80% of the meetings of the Board and the committees on which they served in 2014.

Board's Role in Risk Oversight

The Board is actively involved in overseeing risk management. Operational and strategic presentations by management to the Board include consideration of the challenges and risks to the Company's business, which are discussed by the Board and management. The Board also reviews and discusses management reports which specifically address risk topics. The CEO, assisted by senior management, is the "risk officer" responsible for managing and mitigating the Company's risks.

In addition, each of our Board committees considers risks that are relevant to the areas within its jurisdiction. For example, the Audit Committee periodically requests that management address critical accounting issues and then considers the impact these issues may have on the Company's financial position and risk profile. The Audit Committee also assesses the adequacy of internal controls. The Compensation Committee develops executive compensation programs with a view toward providing incentives that are aligned with key performance results, without encouraging excessive risks. On an annual basis, the Nomination and Governance Committee oversees risk by reviewing the structure and function of the Board committees.

Diversity

Although not part of any formal policy, our goal is to maintain a diverse Board, with directors possessing complementary skills and experiences who together can address the issues which affect our Company.

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing to L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220, Attn: Chairman of the Board or Attn: Independent Directors. The Corporate Secretary of the Company will review all such correspondence and shall regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof or that otherwise require the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing are directed to the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

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Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, each of which is comprised of independent directors, as defined by applicable SEC and NASDAQ rules. Each of the committees has a written charter approved by the Board.

Audit Committee

The Audit Committee is composed of Ms. Owen (Chairman), Mr. McIlroy, and Ms. Rowland. The Board has determined that Ms. Owen is an “audit committee financial expert” as defined under applicable rules of the SEC.

The Audit Committee, which held seven meetings during 2014, two of which were telephonic, is responsible for overseeing, with management, the work and findings of the independent registered public accounting firm, as well as the effectiveness of the Company’s internal auditing department and the adequacy of our internal controls and the accounting principles employed in financial reporting. The Audit Committee also is responsible for the appointment and compensation of our independent registered public accounting firm and for reviewing and, if appropriate, approving transactions with related persons. The Audit Committee’s Charter is posted on the Company’s website, www.lbfoster.com.

Compensation Committee

The Compensation Committee is composed of Messrs. Rackoff (Chairman), McKane, and McIlroy.

The Compensation Committee, which met on five occasions in 2014, is responsible for approving executive compensation programs, officer compensation (and submits the CEO’s compensation for ratification by the Board), and equity awards to employees. The Compensation Committee has the authority under its charter to delegate its duties and responsibilities (or functions) to one or more members of the Committee or the Board, or to the Company’s officers, when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Compensation Committee as a whole or is otherwise prohibited by law, regulation or listing standard. The Compensation Committee has delegated authority to the Company’s CEO to grant restricted stock awards under the 2006 Omnibus Incentive Plan, as amended and restated to non-executive employees in an amount not to exceed 10,000 shares annually; the Committee increased this amount to 15,250 for 2015 to permit awards which would include employees of newly acquired businesses. The Compensation Committee’s Charter is available at the Company’s website www.lbfoster.com.

The Compensation Committee currently uses a "Comparator Group" of twenty similarly-sized companies, expanded from sixteen in 2014 based on the recommendation of the Committee’s executive compensation consultant, identified in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 15, and survey data as a tool to establish competitive compensation for the Company’s executive officers.

The Compensation Committee has authority to engage consultants, legal counsel, and other advisors, and has directly retained Pay Governance, LLC (“Consultant”) to provide consulting services on the Company’s executive compensation practices and appropriate levels of and structures for executive compensation. The use of a consultant provides additional assurance that

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our executive compensation programs are reasonable, competitive, and consistent with our objectives. The Consultant is engaged directly by the Compensation Committee, regularly participates, as appropriate, in its meetings, including executive sessions of the Committee that exclude management, and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of compensation awards. In addition, with respect to the CEO, the Consultant prepares specific compensation analyses for the Compensation Committee’s consideration. The CEO does not participate in the development of these analyses. The Consultant has served as the Committee’s independent compensation consultant since 2007, and the Committee believes that its consultant should be able to advise the Compensation Committee independent of management’s influence. For the year ended December 31, 2014, the Consultant provided no services to the Company other than executive compensation consulting services to the Compensation Committee. The Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that the Consultant’s work for it does not raise a conflict of interest. At least annually, the Committee reviews the types of advice and services provided by the Consultant and the fees charged for those services. The Consultant reports directly to the Compensation Committee on all executive compensation matters; regularly meets separately with the Compensation Committee outside the presence of management; and speaks separately with the Compensation Committee chair and other Compensation Committee members between meetings, as needed.

The Compensation Committee gives significant weight to the CEO’s recommendations regarding other executive officers’ compensation; such other executive officers are not present when their compensation is being determined. The CEO is not present when his compensation is being finally determined.

Consideration of Risk Within Compensation Arrangements

In designing incentive plans, the Company attempts to mitigate risk by avoiding unintended compensation windfalls.  Attention is devoted to avoiding incentives to engage in excessively risky business behavior.

The Compensation Committee has considered whether other elements of the executive compensation program promote risk taking at levels that are unacceptable to the Company.  The Committee considered the following factors related to risk:

•	Compensation philosophy that targets salaries and incentives at the market median;
•	The use of a capital-based performance metric, Return on Invested Capital (“ROIC”), which holds executives accountable for the efficient use of Company capital;
•	Short-term and long-term performance-based incentive awards that are capped;
•	Long-term equity incentives allocated to two separate vehicles with a performance or time vesting period of at least three years in length;
•	The use of a mix of performance metrics in our annual and long-term incentive programs, including ROIC, Working Capital as a Percentage of Sales, Pre-Tax Income and Compound Annual Growth Rate of Earnings from continuing operations (“Earnings CAGR”);
•	Anti-hedging and anti-pledging policies;
•	Stock Ownership Policy; and
•	Incentive compensation recoupment provisions.

The Company believes that the above factors, as well as the overall governance and administration of the executive compensation program serve to manage risk in a manner that is acceptable to the Company and its shareholders.

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For more information regarding the Compensation Committee’s processes and procedures for setting executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nomination and Governance Committee

The Nomination and Governance Committee is composed of Messrs. McKane (Chairman), Rackoff and Ms. Owen.

The Nomination and Governance Committee, which met on five occasions in 2014, is responsible for overseeing corporate governance, proposing director nominees to the full Board, recommending which directors should serve on various Board committees, and recommending who should serve as Chairman of the Board and chairman of each of the Board’s committees. The Nomination and Governance Committee also recommends to the full Board appropriate compensation for non-employee directors.

The Nomination and Governance Committee endeavors to maintain a diverse Board consisting of individuals who are financially literate and whose experiences and backgrounds will enable the Board to provide meaningful counsel to, and oversight of, management. The Nomination and Governance Committee seeks to recommend, to the full Board, nominees who will create and maintain a Board that satisfies applicable legal and regulatory requirements. In support of these goals, the Nomination and Governance Committee oversees the directors' continuing education, which includes seminars focused on strategic and governance issues and discussions with outside advisors. The Nomination and Governance Committee, with the Chairman of the Board, oversees an annual evaluation of the Board's performance. The Nomination and Governance Committee’s Charter is available on the Company’s website, www.lbfoster.com.

In selecting nominees for election to the Board, the Nomination and Governance Committee will consider submissions from shareholders and will consider shareholder-recommended nominees with the same weight as other nominees. A shareholder wishing to recommend a nominee may notify the Corporate Secretary or any member of the Nomination and Governance Committee in writing and provide the information required by Section 2.05 of the Company’s By-laws, including the following:

•	Timely written notice to the Corporate Secretary of the Company. The deadlines for providing notice to the Company of a proposed director nomination at our next Annual Meeting are set forth in the Company’s By-laws and summarized in “Additional Information.”
•	The notice provided to the Corporate Secretary must include all information relating to a director nominee that would be required to be disclosed in a proxy statement or other filings, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
•	The notice provided to the Corporate Secretary must include a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the shareholder proponent and the beneficial owner, if any, on whose behalf the nomination is made, and each proposed nominee.
•	The notice provided to the Corporate Secretary must include a completed and signed questionnaire, representation and agreement as provided in Section 2.05(c) of the Company’s By-laws.
•	Such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Submissions should be sent to the Company’s principal executive offices, 415 Holiday Drive, Pittsburgh, PA 15220, Attn: Corporate Secretary. Please see “Additional Information” on pages 45-46 for the applicable deadlines for submitting proposals relating to director nominations. The foregoing summary of our shareholder director nomination procedures is not complete and is qualified

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in its entirety by reference to the full text of the Company’s By-laws that has been publicly filed with the SEC and is available at www.sec.gov.

The Nomination and Governance Committee determines appropriate levels of compensation for our non-employee directors by reviewing surveys and data from other publicly-traded companies and conferring with other directors, and outside advisors as necessary, to obtain information on competitive compensation practices and uses this information as a tool to determine appropriate levels of non-employee director compensation. The Nomination and Governance Committee then makes recommendations regarding non-employee director compensation to the Board for approval.

Additional Corporate Governance Matters

In 2012, the Board solicited the advice of certain advisors and together the Board and these advisors reviewed the existing corporate governance policies and practices of the Company. As a result of that review, the Board amended its existing Rights Agreement to remove all references to the requirement that the “Continuing Directors” approve certain actions by the Board, including the redemption of the Rights and the approval of certain acquisitions of our shares by a potential acquirer. The Board believed that this change better aligns the corporate governance practices of the Company with the interests of its shareholders.

Code of Conduct and Ethics

The Company adopted a policy on the code of conduct and ethics that applies to all the Company’s directors, officers and employees, including its CEO, chief financial officer and chief accounting officer. We have posted a current copy of the policy, entitled “Legal and Ethical Conduct Policy,” on our website, www.lbfoster.com.

Transactions With Related Parties

The Company is not aware of any transaction since the beginning of 2014, or any currently proposed transaction, in which the Company was, or is to be, a participant and the amount involved exceeds $120,000 and in which any of the Company’s directors, executive officers, five percent shareholders or certain family members of any of the foregoing persons or business entities with which such persons are affiliated had or will have a material interest, directly or indirectly. The Company’s Legal and Ethical Conduct Policy generally addresses the topic of conflicts of interest, which includes transactions qualifying as “related party transactions.” In addition, on an annual basis, the Company requires each director, executive officer and salaried employee to disclose in writing any situations which may give rise to a conflict of interest. The Company’s Internal Audit Department reviews and summarizes any such disclosures. The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and, if appropriate, approving related party transactions pursuant to Item 404 of SEC Regulation S-K.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none are present or past employees or officers of the Company or any of its subsidiaries. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. The Company’s executive officers have not served on the Board or

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Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers have served on the Company’s Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and NASDAQ. Officers, directors and beneficial owners of more than 10% of the Company’s shares are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and 10% beneficial owners were met through December 31, 2014.

Ownership Guidelines For Non-Employee Directors

Within five years of first being elected to the Board, the Company's non-employee directors are expected to own Company common stock valued at least three times their respective annual cash compensation for services as a director. All non-employee directors serving in 2014 were compliant with these Guidelines.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we summarize the compensation awarded to our executive officers listed in the Summary Compensation Table on page 34. We refer to these executive officers as our “named executive officers” or “NEOs.”

For 2014, the NEOs were:

NAME	TITLE

Robert P. Bauer	President and CEO
David J. Russo	Senior Vice President, Chief Financial Officer and Treasurer
Patrick J. Guinee	Vice President, General Counsel and Corporate Secretary
John F. Kasel	Senior Vice President, Rail Business
David R. Sauder	Vice President, Global Business Development
Donald L. Foster	Former Senior Vice President, Construction Products

Executive Summary

Our Compensation Principles and Objectives

The Company’s Compensation Committee (“Committee”) maintains a compensation philosophy that:

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•	Facilitates the attraction and retention of talented and qualified executives; and
•	Seeks to align executive compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.

To this end, the Company’s executive compensation program is designed to be balanced, reasonable and assist the Company with the attraction and retention of the best talent available. Compensation opportunities are determined with reference to the fiftieth percentile of the market for positions of similar responsibility.  In designing our plans, we do not use highly leveraged incentives that drive risky short-term behavior.

Our Compensation Practices

The Committee has implemented the following best practices with respect to the executive compensation program:

OUR PRACTICES INCLUDE:

☑	Committee Independence. The Committee consists of independent directors and reserves time at each meeting to meet in executive session without management present.
☑	Independent Compensation Consultant. The Committee has engaged its own independent compensation consultant, and annually assesses the consultant’s performance, fees and independence and whether any type of conflict of interest exists.
☑	Goal Setting and Performance Evaluation for CEO. The Committee, with the input of the full Board, engages in formal goal setting and performance evaluation processes with the CEO.
☑	Peer Group. The Committee has established formal selection criteria for its comparator peer group companies listed on page 21 (the “Comparator Group”) and annually evaluates the composition of the Comparator Group to ensure the appropriateness of its member companies.
☑	Pay for Performance. Our metrics are reviewed and selected by the Committee from a list of possible metrics authorized by the shareholder-approved 2006 Omnibus Incentive Plan.
☑	Tally Sheets. The Committee reviews tally sheets that include an executive’s current and historical compensation amounts, stock ownership and retirement amounts, and amounts owed by the Company upon various termination scenarios in order to make well informed compensation decisions.
☑	Double Trigger Change-In-Control. We provide double trigger change-in-control protection to our executive officers in which they may be entitled to severance of up to one or two times base salary and bonus in the event of a change-in-control of the Company and qualifying employment termination and, in the case of restricted stock awards granted after 2013, they also provide for double trigger change-in-control vesting.
☑	Share Ownership Guidelines. We maintain rigorous share ownership guidelines which are applicable to all executives and non-employee directors, as appropriate.
☑	Clawback Policy. We have a recoupment provision that applies to our incentive arrangements in the event our financial statements are restated due to material non-compliance with financial reporting requirements and the Committee determines a participant in such programs is culpable for such restatement.
☑	Risk Mitigation. We mitigate undue risk associated with compensation through the use of caps on potential incentive payments; maintaining clawback provisions, anti-hedging, anti-pledging and stock ownership policies and guidelines; retention provisions in equity grants; and multiple performance metrics that focus on profitability and capital efficiency.
☑	Annual Say on Pay Vote. Our NEO compensation program is presented to shareholders for an advisory vote on an annual basis.

OUR PRACTICES EXCLUDE:

☒	Executive Employment Agreements. We do not, as a standard practice, provide executives with employment agreements and do not currently have any in place. The Committee did enter into an Employment Agreement for a limited duration with Mr. Bauer at the time of his hire (the “Employment Agreement”), which provided for up to two years severance in the event his employment was terminated by the Company without “just cause” or by Mr.
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Bauer for “good reason.” This Employment Agreement expired on February 1, 2015, the third anniversary of Mr. Bauer’s hire date.

☒	Dividend Equivalents on Unearned Performance Share Unit Awards. We do not provide dividends or dividend equivalents on unearned performance share unit (“PSU”) awards.
☒	Tax Gross-Ups on Perquisites or Severance. We do not provide any tax gross-up payments to cover personal income taxes on perquisites or severance benefits related to a change-in-control.
☒	Hedging and Pledging. We do not permit hedging or pledging transactions in the Company’s stock pursuant to our Insider Trading Policy.

Elements of Compensation

Executive officers’ compensation includes base salary, annual cash incentive awards, and equity-based long-term incentive awards. The Committee aligns executive officer compensation with the Company’s performance relative to pre-established performance goals based on stated Company financial objectives, which are designed to drive the creation of long-term value for our shareholders. The Committee administers both short-term and long-term incentive compensation plans within its executive compensation structure, and the main features of the executive compensation program are as follows:

•	Base salaries that are fixed compensation, competitive, and reflect the individual’s experience, responsibilities and expertise.
•	A short-term cash incentive award, which we refer to as the “2014 Annual Plan,” in which payment is contingent on meeting annual financial performance goals that align with an executive’s responsibilities. The performance criteria used for the 2014 Annual Plan were 2014 Corporate Return on Invested Capital[1] (“ROIC”), 2014 Corporate and Operating Unit Pre-Tax Income[2], and 2014 Corporate and Operating Unit Working Capital as a Percentage of Sales[3]. (Please note that the text of all footnotes is located at the end of this section.)
•	Long-term incentive awards with 75% of the target long-term incentive opportunity granted in the form of PSUs that are paid, if earned, based on the achievement of pre-determined corporate level performance goals over a three year period, and 25% of the target long-term incentive opportunity granted in the form of time vested restricted stock which cliff vests on the fourth anniversary of the grant date. All equity awards are made under the Company's shareholder-approved 2006 Omnibus Incentive Plan, as amended and restated.
•	The performance criteria used for the 2014 PSU awards were two equally-weighted metrics of 2014-2016 Average ROIC[4] and Compound Annual Growth Rate of Earnings from Continuing Operations (“Earnings CAGR”)[5], each measured over a three year period.
•	Both the 2014 Annual Plan and the 2014 PSUs provide the Committee with the discretion to recoup previously paid awards from individuals whose actions were deemed to have led to a restatement or adjustment to the Company’s financial results.
•	The Company maintains a Key Employee Separation Plan (the “Separation Plan”) that provides officers with severance in the event of a change-in-control and qualifying employment termination. The Separation Plan does not contain any single trigger payments or tax gross-ups and severance is capped at one or two years of base salary and bonus, depending on the executive.

Annual and long-term performance goals are approved by the Committee at the beginning of each year after consideration of the Company’s prior year performance, budgeted performance for the performance period, and anticipated market and economic conditions for the performance period.

Realizable Pay-for-Performance Alignment

In 2014, the Committee’s independent compensation consultant prepared an assessment to determine the alignment of the aggregate compensation awarded to our CEO for the prior three and five years in relation to the performance of the Company relative to the Company’s Comparator Group over such periods. The consultant determined that for both periods, the CEO’s realizable

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compensation ranked within the third quartile of the Comparator Group, while composite performance, defined as the relative ranking of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Margin6, ROIC and TSR (stock price appreciation plus dividends), also ranked within the third quartile (70th percentile) of this group over a five-year period, and at the top of the second quartile (49th percentile) over a three-year period. The Committee evaluated this information and concluded that the Company’s relative performance was aligned with the relative realizable value of the CEO’s compensation over the periods examined.

Measurement Period	Company Composite Performance Ranking	CEO Realizable Pay Percentile Ranking	Difference
Three Years 2011 – 2013	49th percentile	59th percentile	10%
Five Years 2009 – 2013	70th percentile	57th percentile	-13%

Results of 2014 Shareholder Vote on Named Executive Officer Compensation

In May 2014, we held a shareholder advisory vote on the compensation paid to our NEOs.  Our shareholders overwhelmingly approved the compensation of our NEOs, with approximately 90% of votes cast in favor of our say-on-pay proposal.  As the Company evaluated its compensation policies and practices throughout the remainder of 2014, several key shareholders were contacted to discuss our compensation practices and obtain their views on our policies and programs. The results of these conversations were relayed to our Board of Directors.

In connection with the Committee’s determination of 2015 executive compensation, the Company was mindful of the strong support our shareholders expressed for our pay-for-performance philosophy, which is designed to link the compensation paid to our NEOs (and other executive officers) to the Company’s financial and share performance.

The remainder of this Compensation Discussion and Analysis is divided into three parts:

•	Summary of 2014 Compensation Arrangements, which provides 2014 business performance highlights and a brief summary of the Company’s executive compensation program;
•	Overview of Compensation Framework, which reviews in greater detail overall considerations in determining executive pay, as well as the key elements of 2014 executive compensation at the Company; and
•	Other Compensation Practices, which apply to our NEOs’ compensatory arrangements.

Summary of 2014 Compensation Arrangements

In 2014, the Company continued to drive solid business results. The Company achieved the following positive results:

•	Our stock price opened the year at $47.29 and closed at $48.57 on December 31, 2014, an increase of 2.7%
•	Revenues for the year increased by $9.2 million or 1.5%
•	Cash Flow from operating activities was a record $66.6 million

Determining the Company’s Chief Executive Officer’s Compensation

The CEOs’ compensation consists of three major components:  base salary, an annual cash incentive, and a long-term incentive in the form of equity awards. In 2014, Mr. Bauer’s base salary was increased by 2.5% from $598,000 in 2013 to $613,000.

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Mr. Bauer’s 2014 Annual Plan cash award was calculated as described in the 2014 Annual Plan on pages 22-25.  As a result of the Company’s performance in 2014, Mr. Bauer earned an annual cash incentive payout of $433,406 which represented 94.85% of his target award opportunity and is included in the Summary Compensation Table on page 34.

Mr. Bauer’s long-term incentive equity award for 2014 was targeted at $600,000, with shares awarded in accordance with the Company’s Long-Term Incentive Plan (“LTIP”) and further described on pages 25-27. The $600,000 target was an increase from $500,000 in 2013 based on the report of the Company’s executive compensation consultant that Mr. Bauer’s long-term compensation was below the market median and continues to be below the median following such adjustment.

Determining Compensation for Other Named Executive Officers

Each of the other NEOs is, or was, in the case of Mr. Foster, a leader of an individual business or function of the Company reporting directly to the CEO.  The CEO develops the objectives that each individual member of the executive management team is expected to achieve, and against which the executive officer’s performance is assessed. These objectives are reviewed with the Committee at the beginning of each year and are derived largely from the Company’s annual financial and strategic planning sessions in which the other NEOs participate and the Board reviews. The CEO leads the assessment of each other NEO’s individual performance against the objectives, the Company’s overall performance and the performance of each NEO’s business or function. The CEO makes a compensation recommendation to the Committee for each NEO, with the advice of the Company’s VP, Human Resources and Administration.  The NEOs, including the CEO, do not participate in the final determination of their own compensation.

Using proxy data from the Comparator Group, compensation surveys and, at times, the input of the consultant, the Committee determines competitive compensation levels for the NEOs and the other executive officers of the Company.  As with the CEO, the NEOs’ compensation consists of three major components:  base salary, an annual cash incentive and a long-term incentive in the form of equity awards.

Determination of base salaries for the other NEOs, other than the CEO, is described further on page 22. As with the CEO, the annual cash incentive awards for the other NEOs were determined in accordance with the 2014 Annual Plan as described on pages 22-25 and their long-term incentive equity awards were granted in accordance with the LTIP, as described on pages 25-27.

Overview of Compensation Framework

The Company attempts to attract and retain talented and qualified executives through the use of compensation programs that are balanced and competitive.  The Committee pursues this goal through its approval of executive officer compensation and, in the case of the CEO, recommending that the Board ratify his compensatory arrangements. The Committee’s executive compensation philosophy is to align compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.

The Committee generally aligns executive officer compensation with the Company’s performance to drive short-term achievement and create long-term shareholder value.  Measures have been constructed to drive consistent behavior and balance short- and long-term interests.  Annual measures are a mix of factors to avoid over-emphasis on any single measure.  A significant portion of

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the executive officers’ potential compensation is variable and earned under incentive plans that are based on the Company’s performance and the value delivered to the Company’s shareholders.

Realizable Pay-for-Performance Evaluation

In order to test the alignment of officer compensation and Company performance, the Committee in 2014, with the assistance of its consultant, examined the relationship of the CEO’s compensation and Company performance relative to the CEO’s compensation and Company performance against the Comparator Group.  Performance was defined as the relative ranking of the following three performance metrics:

• Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Margin;

• ROIC; and

• TSR.

The Committee evaluated each performance metric independently relative to the Comparator Group for the three year period 2011-2013 and the five year period 2009-2013 (2013 being the most current available data).  The relative ranking of each performance metric was averaged to form a performance composite ranking.  Similarly, the Committee reviewed the CEO’s realizable compensation over the same three- and five-year periods.  Realizable compensation includes:

• Base salary;

• Actual annual cash incentive paid;

• Time vested restricted stock awards granted during the period and valued at the year-end 2013 stock price; and

• PSUs granted during the period that were earned or expected to be earned and valued at the year-end 2013 stock price.

The Company’s relative performance composite ranking and the CEO’s realizable compensation was aligned with the Comparator Group companies as follows:

Board/Shareholder Concerns:
Below Median Performance
Above Median Compensation
Executive Concerns:
Above Median Performance
Below Median Compensation
2011-2013 Realizable Compensation
2009-2013 Realizable Compensation
ALIGNMENT
Relative Realizable Compensation Percentile vs. Peers
Composite Performance Percentile vs. Peers
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%

The Committee evaluated this information and concluded that the Company’s relative performance was consistent with the relative realizable value of compensation paid to the CEO.

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The Use of Market Compensation Data

The Committee’s objective is to pay executives fairly and competitively. Executive pay is measured against a Comparator Group, as well as other market data (described below), to confirm that compensation is within the range of competitive practices.

Each year, to assist in its compensation decisions to determine market rates for overall compensation and each pay component, the Committee reviews market data drawn from the following sources:  (i) survey from Towers Watson and (ii) the compensation practices of the Comparator Group.

Due to the Company’s product mix and distinct manufacturing and distribution businesses, the Committee does not believe the Company has true “peers” among publicly-traded organizations. Accordingly, the Committee uses certain publicly-traded companies that are, in some respect, comparable to the Company. The Comparator Group was selected based on the following criteria:

•	Revenues ranging from approximately one-half to double that of the Company;
•	Assets ranging from approximately one-half to double that of the Company;
•	Market capitalization of less than $1.5 billion at the time of review by the Committee;
•	Gross margin less than 40% and asset turnover of greater than .90, indicating less asset intensive businesses and likely a distribution business element; and Industry sector generally composed of materials and industrial companies.

In 2014, the Committee approved the following 20 Comparator Group companies:  A.M. Castle & Co., Accuride Corp., Circor International, Inc., Columbus McKinnon Corporation, Furmanite Corporation, Gibraltar Industries, Inc., Lydall, Inc., MYR Group, Inc., NN, Inc., Northwest Pipe Co., Olympic Steel, Inc., American Railcar Industries, Inc., Lindsay Corporation, Orion Marine Group, Quanex Building Products Corporation, Insteel Industries, Houston Wire & Cable Co., Raven Industries, Inc., Sterling Construction Co., Inc. and Alamo Group, Inc.

Role of the Compensation Committee in Establishing Objectives

The Company’s executive compensation program is intended to create long-term value by retaining and rewarding outstanding leaders and motivating them to perform at the highest level. Incentives are designed to reward financial and operating performance.  After considering the pay practices of other organizations (Comparator Group and the compensation survey described above), the Committee exercises its judgment in making decisions on executive compensation components, including the amount and allocation of compensation.  The Committee annually reviews and, if appropriate, adjusts the compensation components based on market and business conditions.

The Committee believes that a significant portion of an executive’s compensation should be delivered through performance-based incentive compensation.  Each year the Committee identifies a variety of financial metrics and establishes rigorous annual and three year performance goals as the basis for motivating and rewarding executives and aligning compensation with the performance of the Company.

If the Company’s performance exceeds our goals and expectations, the incentive plans pay above the targeted level.  If the Company’s performance falls below our goals and expectations, the

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incentive plans pay below the targeted level, or pay nothing if threshold performance is not met.  Both the 2014 Annual Plan and the PSUs include payout limits to prevent excessive payments and to discourage executives from engaging in overly risky behavior that may not be in the best interests of the Company and its shareholders.

Potential compensation for currently serving NEOs was allocated between each compensation element as follows:

Notes:

Fixed cash base salary includes base salary earned in 2014 as disclosed in the Summary Compensation Table on page 34.

Annual and long-term incentive percentages calculated based on salary disclosed in the Summary Compensation Table on page 34, with the annual and long-term incentives being reflected at target.

Compensation Elements

Executive officers’ compensation includes base salary, annual cash incentive awards, and long-term equity awards.

Base Salary

Each NEO’s base salary for 2014 was established after considering his performance and after reviewing compensation data from the Comparator Group and other similarly sized organizations included in the compensation survey, with reference to the fiftieth percentiles derived from this data. Executive base salaries are reviewed annually for merit-based increases.  The Company believes that a single review date promotes more accurate assessments of its executives’ relative performances and provides a more direct link to the impact that individual performance has on the Company’s overall performance in a given year.  For 2014, the NEOs serving at the beginning of the year received merit increases of between 2.2% and 2.8%.

2014 Executive Annual Incentive Compensation Plan

The Committee annually establishes the performance criteria under the Executive Annual Incentive Compensation Plan which is designed to provide performance-based cash compensation. The program’s objective is to align the executives’ compensation with the achievement of performance goals that support the Company’s business strategy.  The Committee approved the following 2014 performance measures and goals for the annual cash incentive awards with a performance period of January 1, 2014 through December 31, 2014:

• 2014 Corporate ROIC

• 2014 Corporate and Operating Unit Pre-Tax Income

• 2014 Corporate and Operating Unit Working Capital as a Percentage of Sales

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The Committee determined to use the same performance measures as with the 2013 annual incentive bonus program because the Committee believed that the performance measures were appropriate given their close alignment with the Company’s annual strategic objectives.

To determine an NEO’s annual incentive opportunity, a participant’s base salary is multiplied by a target percentage to obtain a target award. Target percentages for each participant’s position approximate the market median. For the 2014 Annual Plan, each NEO was assigned the following target opportunity as a percent of base salary:

Name	Target Percentage
Robert P. Bauer	75%
David J. Russo	55%
Patrick J. Guinee	40%
John F. Kasel	50%
David R. Sauder	40%
Donald L. Foster*	50%
*	Mr. Foster retired from the Company effective June 20, 2014. Under the terms of his retirement and consulting agreement, he remained entitled to a pro-rata 2014 Annual Plan bonus, if earned.

The table below illustrates the 2014 performance measures and weighting assigned to each participating NEO:

Performance Metric	Robert P. Bauer	David J. Russo	Patrick J. Guinee	John F. Kasel	David R. Sauder	Donald L. Foster
Corporate ROIC	15%	15%	15%	---	15%	---
Corporate Pre-Tax Income	70%	70%	70%	30%	70%	30%
Operating Unit Pre-Tax Income	---	---	---	50%	---	50%
Corporate Working Capital as a Percentage of Sales	15%	15%	15%	---	15%	---
Operating Unit Working Capital as a Percentage of Sales	---	---	---	20%	---	20%

Payments were calculated based on the actual level of attainment of Corporate and Operating Unit Working Capital as a Percentage of Sales, Corporate and Operating Unit Pre-Tax Income, and Corporate ROIC relative to the stated Targets.  The 2014 performance goals and payout percentage for each metric are summarized below:

Corporate ROIC Performance and Payout Ranges

(Messrs. Bauer, Russo, Guinee, and Sauder)

2014 ROIC	2014 Payout Range
127.5% and Over	200%
100.0%	100%
80.0%	20%
Less than 80.00%	0%

2014 Actual Performance	2014 Payout as % of Target
98.96%	96%

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Corporate & Operating Unit Pre-Tax Income Performance and Payout Ranges

(Messrs. Bauer, Russo, Guinee, Kasel, Sauder and Foster)

2014 Pre-Tax Income	2014 Payout Range
170% and over	200%
100%	100%
50%	20%
Less than 50%	0%

2014 Actual Performance	2014 Payout as % of Target
Corporate
91.0%	96%
Rail Products
105.56%	108%
Construction Products
119.27%	129%

Corporate and Operating Unit Working Capital as a % of Sales Performance and Payout Ranges

(Messrs. Bauer, Russo, Guinee, Kasel, Sauder and Foster)

2014 Working Capital as a % of Sales Goals	2014 Payout Range
86% and under	200%
100.0%	100%
110.0%	40%
Greater than 110%	0%

2014 Actual Performance	2014 Payout as % of Target
Corporate
93.54%	135%
Rail Products
107.13%	56%
Construction Products
93.41%	136%

Corporate ROIC and Actual Performance and 2014 Payout

	2014 Target Performance Goal	2014 Actual Performance	2014 Payout as a % of Target
Mr. Bauer	11.28%	11.16%	96%
Mr. Russo	11.28%	11.16%	96%
Mr. Guinee	11.28%	11.16%	96%
Mr. Sauder	11.28%	11.16%	96%

Corporate Pre-Tax Income Target and Actual Performance and 2014 Payout

	2014 Target Performance Goal	2014 Actual Performance	2014 Payout as a % of Target
Mr. Bauer	$44.4M	$40.5M	86%
Mr. Russo	$44.4M	$40.5M	86%
Mr. Guinee	$44.4M	$40.5M	86%
Mr. Kasel	$44.4M	$40.5M	86%
Mr. Sauder	$44.4M	$40.5M	86%
Mr. Foster	$44.4M	$40.5M	86%

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Operating Unit Pre-Tax Income Target and Actual Performance and 2014 Payout

	2014 Target Performance Goal	2014 Actual Performance	2014 Payout as a % of Target
Mr. Kasel	$32.1M	$33.9M	108%
Mr. Foster	$9.2M	$11.0M	129%

Corporate Working Capital as a % of Sales Target and Actual Performance and 2014 Payout

	2014 Target Performance Goal	2014 Actual Performance	2014 Payout as a % of Target
Mr. Bauer	19.9%	18.62%	135%
Mr. Russo	19.9%	18.62%	135%
Mr. Guinee	19.9%	18.62%	135%
Mr. Sauder	19.9%	18.62%	135%

Operating Unit Working Capital as a % of Sales Target and Actual Performance and 2014 Payout

	2014 Target Performance Goal	2014 Actual Performance	2014 Payout as a % of Target
Mr. Kasel	16.10%	17.25%	56%
Mr. Foster	31.2%	29.14%	136%

Actual cash incentive awards earned and paid to the NEOs are included in the Summary Compensation Table on page 34 under the column heading Non-Equity Incentive Plan Compensation.

Long-Term Incentive Plan

2014 Long-Term Incentive Awards

In 2014, the Committee approved annual grants of equity to each NEO. This program consists of two components: time-vested restricted stock and PSUs. The program provides (i) NEOs with an incentive to remain with the Company, (ii) a means for them to build ownership in the Company and (iii) aligns the value of awards with the Company’s long-term financial performance.

For each NEO, 25% of the target long-term incentive value was granted in the form of time-vested restricted stock, which will vest in 2018 on the fourth anniversary of the grant date, except in the case of Mr. Foster who vested in his restricted stock awards pursuant to the terms of his retirement and consulting agreement described below. The average closing price of the Company’s common stock during the first 15 calendar days of February 2014 was used to determine the number of shares to grant each executive. The Committee believes that restricted stock awards recognize the cyclicality of the Company’s markets, promote executive retention and build ownership in the Company. Restricted stock also aligns the NEOs’ compensation and Company performance by making some of the incentive opportunity dependent upon appreciation of share value.

The remaining 75% of a NEO’s target long-term incentive award was distributed in the form of PSUs, with the number of units determined in the same manner as the restricted stock. The PSUs have a performance period of January 1, 2014 through December 31, 2016, and will be converted into Company common stock based upon the Company’s achievement of two equally-weighted performance goals of Average ROIC and Earnings CAGR measured over a cumulative three year performance period. The PSUs were designed to align compensation and Company performance by making the NEOs’ long-term incentive compensation over a three year performance period be based upon the Company’s 2014-2016 Average ROIC and Earnings CAGR.

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In 2014, the Committee approved the following target long-term incentive values for each NEO to be allocated between restricted stock awards and PSUs:

Name	Target ($)
Robert P. Bauer	$600,000
David J. Russo	$160,000
Patrick J. Guinee	$100,000
John F. Kasel	$160,000
David R. Sauder	$100,000
Donald L. Foster	$160,000

The NEOs were awarded the following restricted shares and PSUs:

Name	Restricted Shares	2014-2016 PSUs (at Target)
Robert P. Bauer	3,601	10,802
David J. Russo	960	2,880
Patrick J. Guinee	600	1,800
John F. Kasel	960	2,880
David R. Sauder	600	1,800
Donald L. Foster	960	2,880*

* In connection with his retirement, Mr. Foster forfeited the 2014-2016 PSUs.

The number of PSUs to be earned at the end of the performance period and awarded to a participant in common stock is determined by multiplying the participant’s PSUs by the “Percent of PSUs Earned” and “Earnings CAGR Award Multiplier” below that corresponds to the Company’s 2014-2016 Average ROIC and Earnings CAGR performance, respectively, compared to target for the three year performance period, weighted 50% for ROIC performance and 50% for the Earnings CAGR performance:

2014-2016 Average ROIC
Level of Performance	Average ROIC	Percent of PSUs Earned
Below Threshold	Below 10.5%	0%
Threshold	Equal to 10.5%	50%
Target	Equal to 14.0%	100%
Outstanding	Equal to or Greater than 17.5%	200%

Earnings CAGR
Earnings Growth Rate	Earnings CAGR Award Multiplier	Earnings Growth Rate	Earnings CAGR Award Multiplier
<2%	0	9%	1.80
2%	.20	10%	2.00
3%	.60	11%	2.20
4%	.80	12%	2.40
5%	1.00	13%	2.60
6%	1.20	14%	2.80
7%	1.40	15%	3.00
8%	1.60	15%+	3.00
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As with the 2014 Annual Plan, the Committee determined to use the same performance measures with the 2014 PSUs as with the 2013 PSUs. The Committee believed that the performance measures were appropriate given their close alignment with the Company’s long-term strategic objectives.

For more information regarding the 2014 PSU and restricted stock awards granted to the NEOs, see the Summary Compensation Table and Grants of Plan Based Awards in 2014.

2012-2014 Performance Share Unit Awards

The 2012 PSU awards were based solely on 75% Corporate ROIC achievement and 25% on Relative TSR7. The formulas applicable to each of the Corporate ROIC and Relative TSR metrics are described on page 29 of our proxy statement filed on April 12, 2013.

“Corporate ROIC” under the 2012 Annual Plan means, with respect to the Company for the applicable fiscal year: (A) after tax earnings from continuing operations before interest income and interest expense and amortization charges and any costs recognized related to a purchase accounting step up in the basis of tangible or intangible assets not classified as amortization (tax affected using the effective corporate tax rate) and excluding: (i) all adjustments related to the Dakota Minnesota and Eastern Railroad Corporation ("DM&E") arising from or in connection with the 2007 merger of the DM&E; (ii) all expenses (exclusive of travel), costs, profits, losses, gains, attributable to (a) the sale, excluding sales of inventory in the ordinary course of business, of more than 25% of the assets of an “Operating Unit” or, more than 50% of the assets of a Component, or (b) the acquisition, or unsuccessfully attempted acquisition, of a business in 2012 divided by (B) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.

The ROIC target was 14% and the Relative TSR target was the 60th percentile of the Comparator Group. The Comparator Group consists of the following companies: The Greenbrier Companies, Inc., A.M. Castle & Co., Circor International, Inc., DXP Enterprises, Inc., Olympic Steel, Inc., Alamo Group, Inc., Haynes International, Inc., American Railcar Industries, Inc., Sterling Construction Co., Inc., Lawson Products, Inc., RBC Bearings, Inc., NN, Inc., Houston Wire & Cable Company, Insteel Industries, Inc., Skyline Corp., and Synalloy Corporation. Actual ROIC achievement for the three year performance period was derived by averaging the actual ROIC in years 2012, 2013 and 2014. The results were 7.66%, 13.40%, and 11.16% in those years, leading to an average ROIC of 10.74%

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or 76.7% of target. The Relative TSR achievement for the three year period was slightly above the 60th percentile. As a result, our NEOs who were employed by the Company at that time earned 100.4% of their respective target awards and were paid the following number of shares of Company common stock: Mr. Bauer, 7,685; Mr. Russo, 2,460; Mr. Guinee, 0; Mr. Kasel, 2,460; Mr. Sauder, 1,537; and Mr. Foster, 2,050.

Other Compensation Practices

Retirement Plans

The Company’s 401(k) and Profit Sharing Plan (“401(k) Plan”), a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and covering all salaried employees, includes an automatic enrollment provision, two year vesting, and immediate eligibility and Company match.  In 2014, the Company matched 100% of the first 1% of the employee’s compensation; then matched 50% of the employee’s next 6% of contribution.  For 2014, the Company also made a discretionary contribution of approximately $1,100,000 to the 401(k) Plan which will be shared by all participants as a percent of their salary, subject to Code limitations.  The Company’s contributions for 2014 to the 401(k) Plan for the NEOs are included in the Summary Compensation Table (see page 34).

The Company also maintains a Supplemental Executive Retirement Plan (the “SERP”) under which executive officers may accrue benefits unavailable under the 401(k) Plan because of Code limitations. These benefits are also included in the Summary Compensation Table and 2014 Non-Qualified Deferred Compensation table (see pages 34 and 38, respectively).

The Company maintains these retirement plans for retention purposes and to provide a competitive opportunity for the Company’s employees to obtain a secure retirement.

Employment Agreement, Separation Plan, and Change-In-Control Arrangements

The Company does not currently provide its NEOs with formal employment agreements. At the time of his hire, Mr. Bauer entered into a three year Employment Agreement with the Company, which Agreement expired on February 1, 2015.

The Separation Plan provides severance in the event of a change-in-control of the Company and a qualifying termination of a NEO’s employment, and includes Mr. Bauer as a participant.  The Committee believes that providing severance in these situations is beneficial to shareholders so that executives may remain indifferent when evaluating a transaction that may be beneficial to shareholders yet could negatively impact their continued employment with the Company. In the event a participant experiences a qualifying employment termination in connection with a change-in-control of the Company, such participant is entitled to receive the participant’s base salary plus the average of the participant’s annual cash bonuses paid or due and payable over the prior three calendar years multiplied by a “Benefit Factor” (subject to execution (and non-revocation) of a release of claims and compliance with confidentiality and one-year non-compete and customer and employee non-solicit obligations).

The participants’ Benefit Factors are as follows:

Benefit Factor
CEO and Senior Vice Presidents	2
Vice Presidents and Controller	1

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Subject to compliance with the obligations in the release, a participant also will be paid $15,000 for outplacement services, and provided medical, dental and vision insurance for up to 18 months post-employment. A participant will not be entitled to these payments and benefits under the Separation Plan, unless both:  (i) a change-in-control has occurred; and (ii) the participant’s employment has been terminated (involuntarily without “cause” or for “good reason”).

Our PSUs and restricted stock award agreements also include change-in-control provisions. In the event of a change-in-control, the Committee may, in its discretion, determine that PSU awards are deemed earned at a target award level on a pro-rated basis (generally based on the number of months elapsed during the applicable performance period prior to the change-in-control). For restricted stock awards granted to executives prior to 2014, such awards will vest in connection with a change-in-control and, for executive restricted stock awards granted in 2014 and thereafter, such awards will only vest if an executive experiences a qualifying termination of employment in connection with a change-in-control (double trigger).

Any payment to a participant that would constitute an “excess parachute payment” within the meaning of Section 280G of the Code will cause the payment to be reduced to an amount, expressed in present value, which maximizes the aggregate present value of the payment, without causing any payment to be subject to the limitation of deduction under Section 280G.  See pages 39-43 for estimates on the benefits the NEOs would have received if a participant was terminated on December 31, 2014, in connection with a change-in-control.

Retirement and Consulting Agreement

On July 20, 2014, Mr. Foster voluntarily retired from employment with the Company. In connection with Mr. Foster’s retirement and execution of a retirement and consulting agreement with the Company, the Company agreed to provide him with the following payments and benefits (subject to his execution and non-revocation of a release of claims against the Company): (i) the accelerated vesting of his outstanding restricted stock awards, (ii) pro-rata vesting, if earned, of his PSUs granted in years prior to 2014, (iii) his outstanding stock option award would remain exercisable through the option expiration date, (iv) payment of a pro-rata annual cash bonus for fiscal year 2014, if earned, and (v) payment of his accrued balance under the SERP. Mr. Foster further agreed to consult with the Company for one-year after retirement at a fee of $1,300 per business day worked, or an hourly rate of $162.50 for a partial day worked, up to an aggregate maximum payment of $75,000 during the consulting period. In connection with the agreement, he further agreed to certain confidentiality, intellectual property, non-disparagement and up to three-year non-compete and non-solicit (as to employees and customers) obligations.

For additional information regarding the benefits received by Mr. Foster upon his retirement, see the Summary Compensation Table (page 34) and Potential Payments Upon Termination or Change-In-Control (page 43).

Stock Ownership Policy

The Company’s Stock Ownership Policy requires the CEO to own stock valued at least 5 times his salary.  Senior Vice Presidents are required to own stock valued at least 2.5 times their respective salaries, and Vice Presidents and the Controller are required to own stock valued at least 1.5 times their respective salaries.  The Stock Ownership Policy requires executives to retain 100% of the shares that are earned or that vest (net of tax) at any time while the value of current holdings is below the target requirement.  Shares that count toward the requirement include unvested restricted shares, shares acquired through employee benefit plans and shares held outright by the executive.  In cases

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of hardship, the CEO may recommend to the Committee, and the Committee may grant the executive, permission to sell shares even if the Policy requirement has not been met.  The Committee believes that such ownership requirements will discourage executives from taking any excessive long-term risks.

Tax Considerations

The Committee has considered the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements.  In certain instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to the Company for such compensation.

Section 409A.  Participation in, and compensation paid under, the Company’s plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code.  Generally, to the extent that the Company’s plans, arrangements and agreements fail to meet certain requirements under Section 409A of the Code, compensation earned thereunder may be subject to immediate taxation and tax penalties.  It is the intent of the Company that its plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the Code (or an exception thereto).

Section 162(m).  With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  While the Committee considers the tax impact of any compensation arrangement, the Committee evaluates such impact in light of our overall compensation objectives.  The Committee reserves the right to approve non-deductible compensation if it believes it is in the best interests of the Company and/or its shareholders.

Right of Recovery

The Company has adopted policies regarding the Committee’s authority to adjust or recover annual incentive or PSU payments or awards if the Committee finds certain persons culpable in connection with an accounting restatement due to material non-compliance with financial reporting requirements.

Other Corporate Plans

At various times in the past, the Company has adopted certain employee benefit plans in which NEOs have been permitted to participate.  The Company also provides certain executive officers with life, long-term disability and health insurance programs.  The incremental cost to the Company of the NEOs’ benefits provided under these programs is included in the Summary Compensation Table (see page 34).  Benefits under these plans are not directly or indirectly tied to Company performance.

The Company also provides limited perquisites to the NEOs which may include car allowances or use of a leased car and membership in athletic or social clubs.  The Company believes that these perquisites tend to promote the Company’s image, to provide outlets for interaction between the Company’s executives and the Company’s vendors/suppliers and other business associates and/or to encourage healthy activities.  The Company’s incremental costs for these perquisites are included in the Summary Compensation Table.

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Footnote Definitions for Section: Executive Compensation

[1]	“2014 Corporate ROIC” under the 2014 Annual Plan means, with respect to the Company for the 2014 Fiscal Year: (A) after tax earnings from continuing operations before interest income and interest expense and amortization charges and any costs recognized related to a purchase accounting step up in the basis of tangible or intangible assets not classified as amortization (all tax affected using the effective corporate tax rate) and excluding: (i) the effect of changes in accounting principles, (ii) all expenses, costs, profits, losses, and gains (exclusive of employee travel) attributable to (a) the sale, excluding sales of inventory in the ordinary course of business, of more than 25% of the assets of an Operating Unit or, more than 50% of the assets of a Component, or (b) the acquisition, or unsuccessful attempted acquisition, of a business in 2014, and (iii) any extraordinary, unusual, infrequent or non-recurring items which are quantified and disclosed in management’s discussion and analysis of financial conditions and results of operations in the Company’s Annual Report on Form 10-K for such period, divided by (B) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.

[2]	“2014 Corporate and Operating Unit Pre-Tax Income” means the pre-tax income with respect to the Company, or as applicable, the Operating Unit, for the 2014 fiscal year, determined in accordance with generally accepted accounting principles, including the applicable LIFO charge or credit but excluding: (i) all expenses, costs, profits, losses or gains (exclusive of employee travel) attributable to (a) the sale (or attempted sale), other than sales of inventory in the ordinary course of business, of more than 25% of the assets of an Operating Unit or 50% of the assets of a Component in the 2014 Fiscal Year, or (b) the acquisition, or unsuccessful attempted acquisition, of a business in the 2014 Fiscal Year; (ii) the costs of the 2014 Annual Plan for domestic Operating Units; (iii) the impact on any Operating Unit from any administrative intercompany charges related to transfer pricing compliance where the consolidated impact is zero; (iv) any costs related to purchase accounting step up in the basis of tangible or intangible assets not classified as depreciation and amortization; (v) investment income or losses arising from non-operating investments of cash pursuant to the Company’s investment policy; and (vi) any extraordinary, unusual, infrequent or non-recurring items which are quantified and must be disclosed in management’s discussion and analysis of financial conditions and results of operations in the Company’s Annual Report on Form 10-K for such period. Notwithstanding the foregoing, in the event more than 25% of the assets of an Operating Unit or 50% of the assets of a Component are sold, excluding sales of inventory in the ordinary course of business, during the 2014 Fiscal Year, such operating unit’s or component’s, as applicable, 2014 Annual Plan Target and Actual Pre-Tax Income shall be eliminated from all calculations.

[3]	“2014 Corporate and Operating Unit Working Capital as a Percentage of Sales” means with respect to the Company, or as applicable, for an operating unit, for the 2014 Fiscal Year, the average monthly balances of Inventory and Accounts Receivable less the average monthly balances of Accounts Payable and Deferred Revenue divided by annual net sales.

[4]	“2014-2016 ROIC” means, with respect to any calendar year: (A) after tax earnings from continuing operations before interest income and interest expense and amortization charges (all tax affected using the effective corporate tax rate), divided by (B) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.

ROIC is expressed as a percentage (%) and calculated annually for the Company for each calendar year in the Performance Period; provided, however, that ROIC will be determined without regard to: (i) the effect of changes in accounting principles; (ii) all expenses (exclusive of

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employee travel), costs, profits, losses or gains, and operating results, attributable to any acquisition during the year of such acquisition; (iii) any costs related to purchase accounting step up in the basis of tangible or intangible assets not classified as depreciation and amortization; (iv) the unsuccessfully attempted acquisition of a business during the Performance Period for a gross purchase price of more than $1 Million (exclusive of employee travel and other internal acquisition costs); (v) any costs associated with the successful or unsuccessful sale of a business (exclusive of employee travel); and (vi) any extraordinary, unusual, infrequent or non-recurring items which are quantified and must be disclosed in management’s discussion and analysis of financial conditions and results of operations in the Company’s Annual Report on Form 10-K for such period. The "Average ROIC" for the performance period will be calculated by aggregating the ROIC percentages and dividing by three (3). The ROIC result will be rounded to the nearest tenth.

[5]	2014-2016 Compound Annual Growth Rate of Earnings from Continuing Operations (Earnings CAGR) means the growth rate of income from continuing operations as measured on a cumulative annual rate of growth over the specified three year period. The growth rate is calculated as follows: -1, where “Year 3 Income” is the income from continuing operations in the final year of the Program and “Base Year Income” represents the income from continuing operations for the year immediately preceding the commencement of the Performance Period; provided, however, that Earnings CAGR will be determined without regard to: (i) the effect of changes in accounting principles; (ii) any costs related to purchase accounting step up in the basis of tangible or intangible assets ; (iii) costs, gains and losses associated with an acquisition in the final year of the plan; and (iv) any extraordinary, unusual, infrequent or non-recurring items which are quantified and must be disclosed in management’s discussion and analysis of financial conditions and results of operations in the Company’s Annual Report on Form 10-K for such period. The Base Year Income (January 1, 2013 through December 31, 2013) is the final audited income from continuing operations for such year.

[6]	EBITDA Margin means earnings before interest, taxes, depreciation and amortization divided by total revenue.

[7]	Relative Total Shareholder Return (TSR) means the stock price appreciation plus dividends relative to a peer group.

Included in this Compensation Discussion and Analysis are certain non-GAAP financial measures that management and the Board of Directors use to measure the Company’s performance for incentive compensation purposes. Management and the Board of Directors believe that these measures, considered along with the corresponding GAAP measures, provide management and investors with useful information in understanding our operating results and related incentive compensation programs, as well as in measuring our operating results against the operating results of other companies.

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COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this Proxy Statement, the following Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

William H. Rackoff, Chairman

G. Thomas McKane

Peter McIlroy II

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SUMMARY COMPENSATION TABLE - 2012, 2013 and 2014

The following table sets forth information regarding compensation of the Company’s NEOs for the years 2012, 2013 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Robert P. Bauer President and CEO	2014	$609,250	---	$ 524,058	$433,406	$ 100,524	$1,667,238
	2013	$592,250	---	$ 463,804	$342,913	$108,427(3)	$1,507,394
	2012	$527,083	$292,000	$2,383,226	$160,139	$ 205,440	$3,567,888
David J. Russo Sr VP, CFO and Treasurer	2014	$297,408	---	$ 139,719	$155,151	$ 47,364(4)	$ 639,642
	2013	$288,837	---	$ 148,417	$122,640	$ 49,694	$ 609,588
	2012	$278,125	$114,000	$ 244,886	$ 61,967	$ 48,854	$ 747,832
Patrick J. Guinee VP, General Counsel and Secretary(5)
	2014	$213,141	---	$ 305,674	$ 80,865	$ 8, 201(6)	$ 617,881

John F. Kasel Sr VP, Rail Business	2014	$284,767	---	$ 139,719	$129,569	$ 44,575(7)	$ 598,630
	2013	$276,683	---	$ 148,417	$ 78,301	$ 50,898	$ 554,299
	2012	$241,611	$ 85,000	$ 244,886	$ 48,938	$ 48,933	$ 669,368
David R. Sauder VP, Global Business Development	2014	$241,419	---	$ 87,324	$ 91,594	$ 38,367(8)	$ 458,704
	2013	$235,771	---	$ 92,801	$ 72,806	$ 37,927	$ 439,305
	2012	$228,687	$ 68,000	$ 146,880	$ 37,056	$ 40,409	$ 521,032
Donald L. Foster Sr VP, Construction Products(9)	2014	$128,312	---	$ 139,719	$ 75,383	$310,096(10)	$ 653,510
	2013	$254,635	---	$ 148,417	$141,832	$ 48,475	$ 593,359
	2012	$246,500	$ 29,000	$ 217,396	$ 46,194	$ 49,479	$ 588,569

__________

(1)	For 2014, the amounts represent the aggregate grant date fair value of the 2014-2016 LTIP awards; this grant consists of a combination of restricted stock and PSUs computed in accordance with FASB ASC Topic 718 (ASC 718) (excluding the effect of estimated forfeitures). For a discussion of valuation assumptions, see Note 16 of the Company’s 2014 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The 2014 amounts listed in this table use the closing price of Company stock on February 26, 2014 ($44.13) and for the PSUs, the amounts are based on an expected performance attainment of 82.3% for ROIC and 70.9% for the Earnings CAGR. Maximum opportunity for PSUs is $1,191,731 for Mr. Bauer; $317,736 for each of Messrs. Russo, Kasel and Foster; and $198,585 for each of Messrs. Guinee and Sauder. For Mr. Guinee, this also includes a new officer restricted stock grant of 5,000 shares on February 25, 2014 using the closing price on 02/25/14 of $43.67 to determine the grant date fair value.
(2)	Amounts represent cash awards paid under the Executive Annual Incentive Compensation Plan. For further information please see pages 22-25.
(3)	For Mr. Bauer, the 2014 amount includes: a SERP contribution of $48,710; a discretionary 401(k) profit sharing contribution; a 401(k) Company match of $10,400; an auto allowance of $10,200; executive medical reimbursement; Company paid life insurance premium; Company paid long-term disability premium; and a club membership of $15,736.
(4)	For Mr. Russo, the 2014 amount includes: a SERP contribution of $11,087; a discretionary 401(k) profit sharing contribution of $8,213; a 401(k) Company match of $10,400; an auto allowance of $10,200; executive medical reimbursement; Company paid life insurance premium; Company paid long-term disability premium; and club membership.
(5)	Mr. Guinee joined the Company on February 24, 2014.
(6)	For Mr. Guinee, the 2014 amount includes: a 401(k) Company match of $8,333; an auto allowance of $8,713; Company paid life insurance premium; and Company paid long-term disability premium.
(7)	For Mr. Kasel, the 2014 amount includes: a SERP contribution of $7,058; a discretionary 401(k) profit sharing contribution of $8,213; a 401(k) Company match of $10,400; an auto allowance of $10,200; executive medical reimbursement; Company paid long-term disability premium; and a club membership of $6,224.
(8)	For Mr. Sauder, the 2014 amount includes: a SERP contribution of $3,604; a discretionary 401(k) profit sharing contribution of $8,213; a 401(k) Company match of $10,400; an auto allowance of $10,200; executive medical reimbursement; Company paid life insurance premium; Company paid long-term disability premium; and club membership.
(9)	Mr. Foster retired on June 20, 2014.
(10)	For Mr. Foster the 2014 amount includes: acceleration of time-based restricted stock awards from 2011, 2012 and 2013 vesting in connection with employment termination in the amount of $264,247 (value of 2014 awards is included in the “Stock Awards” column); post-retirement consulting payments of $17,801; a SERP contribution; a discretionary 401(k) profit sharing contribution; a 401(k) Company match; an auto allowance; executive medical reimbursement; Company paid life insurance premium; Company paid long-term disability premium; and club membership.
34

GRANTS OF PLAN-BASED AWARDS IN 2014

The following table provides information on 2014 Non-Equity and Equity Incentive Plan Awards:

NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert P. Bauer		$105,096	$456,938	$913,875
	02/26/14							3,601	$158,912
	02/26/14				3,781	10,802	27,005		$476,692

David J. Russo		$ 37,622	$163,574	$327,149
	02/26/14							960	$ 42,365
	02/26/14				1,008	2,880	7,200		$127,094

Patrick J. Guinee		$ 19,609	$ 85,256	$170,513
	02/26/14							600	$ 26,478
	02/26/14				630	1,800	4,500		$ 79,434
	02/25/14							5,000	$218,350

John F. Kasel		$ 34,172	$142,383	$284,767
	02/26/14							960	$ 42,365
	02/26/14				1,008	2,880	7,200		$127,094

David R. Sauder		$ 22,211	$ 96,567	$193,135
	02/26/14							600	$ 26,478
	02/26/14				630	1,800	4,500		$ 79,434

Donald L. Foster		$ 15,397	$ 64,156	$128,312
	02/26/14							960	$ 42,365
	02/26/14				1,008	2,880	7,200		$127,094

______________

(1)	These grants reflect awards issued under the Executive Annual Incentive Compensation Plan in 2014 as discussed on pages 22-25. Amounts actually paid under this plan to NEOs for 2014 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	These grants reflect LTIP awards of PSUs issued under the Company’s 2006 Omnibus Incentive Plan, as amended and restated for 2014 as discussed on pages 25-27.
(3)	This column includes restricted stock awards under the Company’s 2006 Omnibus Incentive Plan, as amended and restated for 2014 as discussed on pages 22-25. This also includes a new officer restricted stock grant of 5,000 shares for Mr. Guinee.
(4)	Reflects grant date fair value of restricted stock awards determined in accordance with ASC 718. For a discussion of the valuation assumptions, see Note 16 of the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of our plans and other compensatory arrangements with our NEOs that are reported in the Summary Compensation Table and Grants of Plan-Based Awards table.

35

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options and unvested stock awards awarded to the NEOs as of December 31, 2014:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Robert P. Bauer	---	---	---	51,086	$2,481,247	12,387	$601,537
David J. Russo	---	---	---	8,317	$ 403,956	3,762	$182,720
Patrick J. Guinee	---	---	---	5,600	$ 271,992	1,233	$ 59,886
John F. Kasel	---	---	---	8,317	$ 403,956	3,762	$182,720
David R. Sauder	---	---	---	4,973	$ 241,539	2,352	$114,237
Donald L. Foster	2,500(4)	$ 9.29	02/16/15	2,050	$ 99,569	2,754	$133,762

__________

(1)	This column includes unvested restricted stock awards granted under the LTIP in 2011, 2012, 2013 and 2014. The vesting schedule of these awards is described below. This column also includes the earned PSUs from the 2012-2014 LTIP for the NEOs as follows: Mr. Bauer – 7,685; each of Messrs. Russo, and Kasel – 2,460; Mr. Guinee – 0; Mr. Sauder – 1,537 and Mr. Foster – 2,050.
Name	Grant Date	Vesting Date	Unvested Restricted Stock
2011 Restricted Stock Awards:
David J. Russo	03/15/11	4 year cliff vesting; grant vests 03/15/15	994
John F. Kasel	03/15/11	4 year cliff vesting; grant vests 03/15/15	994
David R. Sauder	03/15/11	4 year cliff vesting; grant vests 03/15/15	621
David R. Sauder	03/15/11	4 year graded vesting; vests 25% (375 shares) per year over 4 year period	375
Donald L. Foster	03/15/11	**accelerated vesting due to retirement in June 2014	0
Donald L. Foster	03/15/11	**accelerated vesting due to retirement in June 2014	0
2012 Restricted Stock Awards:
Robert P. Bauer	02/01/12	4 year graded vesting; vests 25% (16,500 shares) per year over 4 year period	33,000
Robert P. Bauer	03/06/12	4 year cliff vesting; grant vests 03/06/16	3,931
David J. Russo	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,000
David J. Russo	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,258
David J. Russo	12/11/12	3 year graded vesting; vests 33 1/3% over a 3 year period (726 shares on 12/11/13 and 727 shares 12/11/14 and 727 shares on 12/11/15)	727
John F. Kasel	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,000
John F. Kasel	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,258
John F. Kasel	12/11/12	3 year graded vesting; vests 33 1/3% over a 3 year period (726 shares on 12/11/13 and 727 shares 12/11/14 and 727 shares on 12/11/15)	727
David R. Sauder	03/06/12	4 year cliff vesting; grant vests 03/06/16	786
David R. Sauder	12/11/12	3 year graded vesting; vests 33 1/3% (480 shares) per year over a 3 year period	480
Donald L. Foster	03/06/12	**accelerated vesting due to retirement in June 2014	0
Donald L. Foster	12/11/12	**accelerated vesting due to retirement in June 2014	0
2013 Restricted Stock Awards:
Robert P. Bauer	02/27/13	4 year cliff vesting; grant vests 02/27/17	2,869
David J. Russo	02/27/13	4 year cliff vesting; grant vests 02/27/17	918
John F. Kasel	02/27/13	4 year cliff vesting; grant vests 02/27/17	918
David R. Sauder	02/27/13	4 year cliff vesting; grant vests 02/27/17	574
Donald L. Foster	02/27/13	**accelerated vesting due to retirement in June 2014	0
2014 Restricted Stock Awards:
Robert P. Bauer	02/26/14	4 year cliff vesting; grant vests 02/26/18	3,601
David J. Russo	02/26/14	4 year cliff vesting; grant vests 02/26/18	960
Patrick J. Guinee	02/25/14	4 year cliff vesting; grant vests 02/25/18	5,000
Patrick J. Guinee	02/26/14	4 year cliff vesting; grant vests 02/26/18	600
John F. Kasel	02/26/14	4 year cliff vesting; grant vests 02/26/18	960
David R. Sauder	02/16/14	4 year cliff vesting; grant vests 02/26/18	600
Donald L. Foster	02/26/14	**accelerated vesting due to retirement in June 2014	0

(2)	This column reflects the number of unvested PSU awards granted under the LTIP (for which the performance conditions have not been satisfied) as of December 31, 2014 and includes awards granted in 2013 and 2014 as described below.

(2a) the 2013-2015 PSU awards were granted on February 27, 2013. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company's common stock in the calendar year immediately following the end of the performance period on a date determined in the Compensation Committee’s discretion, but in no event later than March 15, 2016. The number of shares included for these awards assumes target performance and includes as follows: Mr. Bauer 8,606 shares; Messrs. Russo, Foster and Kasel 2,754 shares; and Mr. Sauder 1,722 shares. The expected performance attainment for the ROIC portion of this grant as of December 31, 2014 is 71.6%, the expected attainment of the Earnings CAGR portion of this grant is 100.9%.

(2b) the 2014-2016 PSU awards were granted on 02/26/14. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company's common stock in the calendar year immediately following the end of the performance period on a date determined in the Compensation Committee’s discretion, but in no event later than March 15, 2017. The number of shares included for these awards assumes threshold performance and includes as follows: Mr. Bauer 3,781 shares; Messrs. Russo and Kasel 1,008 shares; and Messrs. Guinee and Sauder 630 shares. The expected performance attainment for the ROIC portion of this grant as of December 31, 2014 is 63.2%, the expected attainment of the Earnings CAGR portion of this grant is 87.7%. Mr. Foster forfeited his entire 2014-2016 PSU award due to his retirement within the 2014 plan year.

(3)	Based on the Company's December 31, 2014 closing share price of $48.57 per share.
(4)	Mr. Foster’s options became fully vested on February 16, 2009.
36

2014 OPTION EXERCISES AND STOCK VESTED

The following table discloses the number of stock options that were exercised in 2014 by our NEOs and the number of stock awards held by our NEOs that vested during 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert P. Bauer	---	---	16,500	$676,500
David J. Russo	---	---	5,912	$289,162
Patrick J. Guinee	---	---	---	---
John F. Kasel(2)	6,250	$214,313	3,412	$158,862
David R. Sauder	---	---	2,491	$116,216
Donald L. Foster	---	---	6,980	$360,693

__________

(1)	With respect to restricted stock, Mr. Bauer received 16,500 shares on February 1, 2014 at $41.00 (closing price) per share; Mr. Russo received a distribution of 1,021 shares on March 3, 2014 at $44.76 (closing price) per share; 2,500 shares on May 28, 2014 at $52.12 (closing price) per share and 727 shares on December 11, 2014 at $48.40 (closing price) per share; Mr. Kasel received a distribution of 1,021 shares on March 3, 2014 at $44.76 (closing price) and 727 shares on December 11, 2014 at $48.40 (closing price) per share; Mr. Sauder received a distribution of 596 shares on March 3, 2014 at $44.76 (closing price) per share; 375 shares on March 15, 2014 at $46.86 (closing price) per share and 480 shares on December 11, 2014 at $48.40 (closing price) per share; and Mr. Foster received a distribution of 1,021 shares on March 3, 2014 at $44.76 (closing price) per share; and due to Mr. Foster’s retirement, the accelerated vesting of a lump sum of 5,959 shares on June 20, 2014 at $52.86 (closing price) per share. With respect to PSUs earned and distributed, each of Messrs. Russo, Kasel, and Foster received 1,664 shares on March 17, 2014 at $46.86 (closing price) per share; and Mr. Sauder received 1,040 shares on March 17, 2014 at $46.86 (closing price) per share.

(2)	Mr. Kasel exercised options on May 23, 2014 in multiple transactions at prices ranging from $48.95 to $49.21 per share. The value realized on exercise is the difference between the exercise price and market price at which shares were sold.

37

2014 NON-QUALIFIED DEFERRED COMPENSATION

The following table discloses the contribution earnings and balances under the Company’s defined contribution plan that provides for the deferred compensation on a non-qualified tax basis:

Name	Registrant Contributions in 2014(1)	Aggregate Earnings in 2014(2)	Aggregate Balance at December 31, 2014(3)
Robert P. Bauer	$48,710	$1,357	$118,376
David J. Russo	$11,087	$1,302	$113,555
Patrick J. Guinee	$ 0	$ 0	$ 0
John F. Kasel	$ 7,058	$ 792	$ 69,031
David R. Sauder	$ 3,604	$ 265	$ 23,137
Donald L. Foster	$ 488	$ 727	$ 63,373

__________

(1)	Amounts represent 2014 Company contributions to the SERP which are included in the “All Other Compensation” column of the Summary Compensation table as described on page 34.

(2)	Amounts represent interest earned in 2014. In accordance with the SERP, the Company applies interest to the benefit amount using the calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31, 2014 or a one year annualized Treasury Bill interest rate as of the last Friday of the year, whichever is higher. For 2014, these rates were 1.16% and .25%, respectively. The interest rate applied to the benefit in 2014 was 1.16%. The amounts are not included in the Summary Compensation Table as they are not considered to be “above market” or preferential.

(3)	Amounts represent total SERP balance as of December 31, 2014. Amounts also include Company contributions to the SERP which were reported in the Summary Compensation Table for the fiscal years in which the executive was a NEO: $56,411 (2013), $11,083 (2012) for Mr. Bauer; $15,001 (2013), $13,090 (2012) for Mr. Russo; $0 for Mr. Guinee; $11,127 (2013), $7,699 (2012) for Mr. Kasel; $6,137 (2013), $5,148 (2012) for Mr. Sauder; and $5,350 (2013), $10,698 (2012) for Mr. Foster.

Description of Supplemental Executive Retirement Plan (“SERP”)

The SERP is designed primarily for the purpose of providing benefits for a select group of management or highly compensated employees of the Company and its affiliates and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The SERP is an unfunded, unsecured obligation of the Company, the benefits of which will be paid from its general assets.

We established the SERP in order to attract and retain persons that we consider to be important to our success by providing benefits that are not restricted by the statutory limitations imposed on tax-qualified retirement plans by the federal income tax laws. Executives and other eligible individuals are participants in the SERP.

The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment with the Company or its affiliates is terminated or if the Compensation Committee, in its sole discretion, determines that a participant will no longer be a participant, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate.

The benefit provided under the SERP equals the supplemental retirement contributions credited to the participant’s account under the SERP, if any, as adjusted for interest credits. For each year or portion of a year in which a participant participates in the SERP, the participant may be credited with a matching contribution and/or a profit sharing contribution. The matching contribution is the difference, if any, between (a) the matching contribution that would have been made under the 401(k) Plan if the participant had made elective contributions to such plan sufficient to generate the maximum rate of matching contribution available under such plan, without imposition of any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the same amount with the imposition of such limits. The profit sharing contribution is the difference, if any, between (a) the profit sharing contribution that would have resulted if the applicable percentage rate had been applied on the participant’s compensation without regard to any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the actual profit sharing contribution allocated to the participant under the 401(k) Plan. The interest credit is applied by the Company each December 31 to the amounts credited to each participant’s bookkeeping account at the greater of (a) a one-year annualized treasury bill interest rate as reported for the last Friday of each year, or (b) calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31 of such year.

The balance in a participant’s bookkeeping account generally becomes distributable, in the form of a lump sum, following the six-month anniversary of a participant’s separation from service due to involuntary termination by the Company (other than for cause) or retirement upon attainment of age 65 (or 55 with the Compensation Committee’s approval). Distributions may commence sooner for participants who are not considered “key employees” under the federal income tax laws and/or in the event of a participant’s death or separation from service due to disability, as defined in the SERP. No benefits are payable under the SERP if a participant terminates employment for any reason other than those specified above.

If a participant is discharged by the Company for cause (i.e., conduct that is injurious to the Company, conduct which intentionally violates either the Company’s written policies or the reasonable directives of the Company’s CEO, or the commission of a felony), such participant’s rights to any benefits under the SERP will be forfeited. If the Compensation Committee determines that a participant is engaged in conduct detrimental to the interests of the Company or has used or is using trade secrets or other confidential information gained while employed with the Company, the Compensation Committee may, upon written notice to the participant, suspend or forfeit the participant’s right to any benefit under the SERP.

38

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Change-In-Control

As discussed on page 17 and pages 28-29, the Company has established the Separation Plan in order to retain and motivate its executives to focus on the Company’s successful operation; regardless of any real or perceived threat from a change-in-control. In certain circumstances, this Separation Plan provides for severance payments to our NEOs upon a qualifying termination of employment in connection with a change-in-control. As noted above, our CEO’s Employment Agreement with the Company expired on February 1, 2015, and therefore no post-termination benefits are payable under that Agreement. Certain of our stock and incentive plans and programs, and certain of our retirement plans also include change-in-control provisions or additional benefits upon termination. The following discussion explains the effects of termination, both within and outside of the context of a change-in-control, under the Separation Plan, our stock and incentive plans and programs, and our applicable retirement plans.

The payments and benefits detailed below are in addition to any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each NEO, including those set forth in the 2014 Non-Qualified Deferred Compensation Table, and any stock options vested as of December 31, 2014 (which are set forth in the Outstanding Equity Awards at 2014 Fiscal Year-End Table).

Termination of Employment - Outside of a Change-in-Control

Termination Provisions Under Our Equity and Annual Compensation Plans and Programs

We provide equity-based and cash-based long-term incentive awards for executives (Please see the Compensation Discussion and Analysis for further details of these programs).

Under the terms of the PSU Awards, in the event an awardee’s employment is terminated during the performance period on account of death, disability, or retirement (on or after the one-year anniversary of the commencement of the applicable performance period), the awardee will be entitled to receive a pro-rated payment for any PSU, if earned, based on the number of complete months served by the awardee during the entire performance period.

The Executive Annual Incentive Compensation Plan provides that in the event an awardee’s employment is terminated during the performance period on account of death, disability, or retirement, the awardee will be entitled to receive a pro-rated bonus payment, if earned, based on the period served by the awardee during the entire performance period.

Termination Provisions Under Our Supplemental Executive Retirement Plan (“SERP”)

We maintain various retirement programs including the SERP. There are no additional benefits provided to the NEOs in the event of a termination of employment prior to a change-in-control. Additionally, an executive is not entitled to benefits under SERP if that executive is terminated for “cause” or if the executive terminates employment with the Company, other than pursuant to a retirement (including an early retirement approved by the Company), death, or disability.

Change-In-Control and/or Related Termination of Employment

Change-In-Control Provisions Under the Executive Annual Incentive Compensation Plan

In the event of a change-in-control, an awardee will generally be entitled to a payment equal to a pro-rata target bonus for the year in which the change-in-control occurs which will be based on the portion of the year the awardee was employed by the Company prior to the change-in-control (the Compensation Committee retains discretion to determine if a participant is not entitled to such payment).

39

Change-In-Control Provisions Under the Key Employee Separation Plan

Cash severance pay.  If a NEO’s employment is terminated during the 90 day period prior to, on, or within two years of a change-in-control, either by the executive for good reason or by the Company other than for cause, death, or disability, the executive will receive in cash as severance pay (in addition to amounts earned by such NEO through the termination date) an amount equal to the product of: the participant’s benefit factor (as noted on page 28 of this Proxy Statement) times the sum of (x) and (y) below:

(x) executive’s base salary at the annual rate in effect on the termination date, plus

(y) the awardee’s target annual bonus opportunity under the Executive Annual Incentive Compensation Plan for the year in which the termination date occurs multiplied by the average percentage of target achievement of the past three incentives paid under the Executive Annual Incentive Compensation Plan or, if greater, the three full calendar years ended before the change-in-control.

Continuation of medical and welfare benefits.  The NEO will receive the same or equivalent medical, dental and vision benefits (through the payment of the NEO’s COBRA premiums) received at the date of termination until the earlier to occur of: (i) the NEO reaching the age of 65, (ii) the date the NEO is provided similar benefits by another employer, or (iii) the period to which the NEO is entitled to coverage under COBRA (generally 18 months).

Outplacement Services.  The Company will provide a payment of $15,000 to the NEO to cover outplacement assistant services.

Limitations: To the extent that payments would constitute “excess parachute payments” within the meaning of Section 280G of the Code, such payments will be limited to the maximum amount permitted to be paid without causing any payments to be subject to the limitation of deductions under Section 280G of the Code.

Under the Separation Plan, “Change-In-Control” and “Good Reason” are defined as follows:

Change-In-Control - shall mean the first to occur, after the effective date of any of the following:

(i)	any merger, consolidation or business combination in which the stockholders of the L. B. Foster Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;
(ii)	the sale of all or substantially all of the L. B. Foster Company's assets in a single transaction or a series of related transactions;
(iii)	the acquisition of beneficial ownership or control (including, without limitation, power to vote) of a majority of the outstanding common stock of the L. B. Foster Company by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Securities Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares);
(iv)	a contested election of directors, as a result of which or in connection with which the persons who were directors of the L. B. Foster Company before such election or their nominees cease to constitute a majority of L. B. Foster's Board.

Upon the occurrence of a change-in-control as provided above, no subsequent event or condition shall constitute a change-in-control for purposes of the Separation Plan with the result that there can be no more than one change-in-control hereunder.

Good Reason - shall mean the Participant's separation from service by the Participant as a result of the occurrence, without the Participant's written consent, of one of the following events:

40

(i)	A material reduction in the Participant's annual base pay (unless such reduction relates to an across-the-board reduction similarly affecting Participant and all or substantially all other executives of the Company and its Affiliates);
(ii)	The Company makes or causes to be made a material adverse change in the Participant's position, authority, duties or responsibilities which results in a significant diminution in the Participant's position, authority, duties or responsibilities, excluding any change made in connection with (A) a reassignment to a new job position, or (B) a termination of Participant's employment with the Company for disability, cause, death, or temporarily as a result of Participant's incapacity or other absence for an extended period;
(iii)	A relocation of the Company's principal place of business, or of Participant's own office as assigned to Participant by the Company to a location that increases Participant's normal work commute by more than 50 miles; or
(iv)	Any other action by the Company that constitutes a material breach of the employment agreement, if any, under which Participant's services are to be performed.

In order for Participant to terminate for Good Reason, (A) the Company must be notified by Participant in writing within 90 days of the event constituting Good Reason, (B) the event must remain uncorrected by the Company for 30 days following such notice (the "Notice Period"), and (C) such termination must occur within 60 days after the expiration of the Notice Period.

Change-In-Control and Termination Provisions Under Our Equity Compensation Programs

Restricted Stock Grants - Restricted Stock awards granted prior to 2014 will become vested upon a change-in-control, regardless of whether a participant has been terminated and, awards thereafter, will only vest in the event of a change-in-control and an involuntary termination by the Company without cause or for good reason by the participant.

PSU Awards – In the event of a change-in-control the Compensation Committee may, in its sole discretion, deem that awardees have earned their respective PSU awards at a target award level; provided that the awardee will only be entitled to a pro-rated award based on the ratio of the number of complete months an awardee is employed or serves during the applicable performance period.

The following tables detail the incremental payments and benefits (above those already disclosed in this Proxy Statement) to which the NEOs would have been entitled under each termination of employment and change-in-control scenario, assuming the triggering event occurred on December 31, 2014, and also assuming that no benefits are or would have been payable under Mr. Bauer’s Employment Agreement, which expired on February 1, 2015. Please see the footnotes to the tables for additional information.

Robert P. Bauer	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason(1)	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$433,406	$433,406	$433,406	$1,957,396
Benefits Continuation(3)					$34,216
Equity Awards (Unvested)		$682,734(5)	$682,734(5)	$682,734(5)	$2,597,085(6)	$2,597,085(6)
Outplacement Services					$15,000
SERP(4)	$118,376	$118,376	$118,376	$118,376	$118,376

Totals	$118,376	$1,234,516	$1,234,516	$1,234,516	$4,722,073	$2,597,085

41

David J. Russo	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$155,151	$155,151	$155,151	$847,942
Benefits Continuation(3)					$34,216
Equity Awards (Unvested)		$212,623(5)	$212,623(5)	$212,623(5)	$422,316(6)	$422,316(6)
Outplacement Services					$15,000
SERP(4)	$113,555	$113,555	$113,555	$113,555	$113,555

Totals	$113,555	$481,329	$481,329	$481,329	$1,433,029	$422,316

Patrick J. Guinee	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$80,865	$80,865	$80,865	$318,232
Benefits Continuation(3)					$34,216
Equity Awards (Unvested)		$18,393(5)	$18,393(5)	$18,393(5)	$330,276(6)	$330,276(6)
Outplacement Services					$15,000
SERP(4)	$0	$0	$0	$0	$0

Totals	$0	$99,258	$99,258	$99,258	$697,724	$330,276

John F. Kasel	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$129,569	$129,569	$129,569	$770,790
Benefits Continuation(3)					$34,216
Equity Awards (Unvested)		$212,623(5)	$212,623(5)	$212,623(5)	$422,316(6)	$422,316(6)
Outplacement Services					$15,000
SERP(4)	$69,031	$69,031	$69,031	$69,031	$69,031

Totals	$69,031	$411,223	$411,223	$411,223	$1,311,353	$422,316

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David R. Sauder	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$91,594	$91,594	$91,594	$316,280
Benefits Continuation(3)					$34,216
Equity Awards (Unvested)		$132,886(5)	$132,886(5)	$132,886(5)	$253,049(6)	$253,049(6)
Outplacement Services					$15,000
SERP(4)	$23,137	$23,137	$23,137	$23,137	$23,137

Totals	$23,137	$247,617	$247,617	$247,617	$641,682	$253,049

____________

(1)	Under the Separation Plan, the Lump Sum Cash Payment is the awardee’s benefit factor multiplied by the sum of (i) base salary plus (ii) the awardee’s target bonus under the Executive Annual Incentive Compensation Plan for the year of termination multiplied by the average percentage of target achievement of the past three incentives paid under such Separation Plan. The Separation Plan provides that certain severance payments will be cut back to amounts that do not exceed each named executive officer’s respective safe harbor limit, as defined under the golden parachute rules of Internal Revenue Code Section 280G, however, the amounts reflected in the table show full payout value and assume no cut back. For Mr. Bauer, had he been terminated December 31, 2014 “By Company without Cause or by Executive for Good Reason,” per the terms of his Employment Agreement (which since expired in February 2015) he would have been entitled to a lump sum payout of $549,146 in addition to the SERP value listed in the above table.
(2)	The “Lump Sum Severance” amounts under the categories of death, disability and retirement are the payouts related to the Executive Annual Incentive Compensation Plan.
(3)	Under the Separation Plan, these benefits consist of continued medical, dental and vision benefits as described above. Benefits continuation is the cost of COBRA for the Company based on NEO's benefit elections as of December 31, 2014.
(4)	Payout of the SERP other than for retirement assumes the following: the NEO was terminated due to involuntary termination by the Company (other than for cause), death or disability. A SERP payout would not be made to an NEO that terminated voluntarily for any reason other than a qualified retirement per definition in the Separation Plan.
(5)	This is includes PSU award values that would be calculated in the “Non-Change-in-Control” situations of death, disability and retirement. These values represent the pro rata portion of the anticipated award earned at the end of the performance period compared to target based on the number of complete months served by the awardee during the entire performance period.
(6)	Assumes full accelerated vesting of all unvested restricted stock using the closing price on December 31, 2014 of $48.57; assumes PSUs vesting at target and pro-rated for months elapsed as of December 31, 2014 for the thirty-six month performance period, using the closing price on December 31, 2014 of $48.57.

Retirement of Mr. Foster

On July 20, 2014, Mr. Foster voluntarily retired from employment with the Company. In connection with Mr. Foster's retirement and execution of a retirement and consulting agreement with the Company, the Company agreed to provide him with the following payments and benefits (subject to his execution and non-revocation of a release of claims against the Company): (i) the accelerated vesting of his outstanding restricted stock awards from 2011, 2012, 2013 and 2014 in the amount of $314,993 using the stock price of $52.86 on June 20, 2014; (ii) pro-rata vesting, if earned, of his PSUs granted in years prior to 2014, including for his 2012 PSUs, he earned 2,050 shares with a value of $48.57 based on the closing price per share on December 31, 2014; (iii) his outstanding stock option award of 2,500 shares would remain exercisable through the option expiration date; (iv) payment of a pro-rata annual cash bonus earned for fiscal year 2014, which was paid in the amount of $75,383; and (v) payment of his accrued balance under the SERP valued at $63,373 as of December 31, 2014. Mr. Foster further agreed to consult with the Company for one-year after retirement at a fee of $1,300 per business day worked, or an hourly rate of $162.50 for a partial day worked, up to an aggregate maximum payment of $75,000 during the consulting period (for the year ended December 31, 2014, he was paid $17,801 for such services). In connection with the agreement, he further agreed to certain confidentiality, intellectual property, non-disparagement and up to three-year non-compete and non-solicit (as to employees and customers) obligations.

For additional information regarding the benefits received by Mr. Foster upon his retirement, see the Summary Compensation Table (page 34).

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is composed of independent directors and oversees the Company's financial reporting process on behalf of the Board. The Audit Committee is responsible for the appointment, compensation and retention of the Corporation's independent registered public accountants. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2014. The Audit Committee's Charter is available on the Company's website (www.lbfoster.com). The Audit Committee held seven (two of which were telephonic) meetings during the 2014 fiscal year.

Management is responsible for the Company's internal controls and for the financial reporting process. With respect to 2014, management advised the Audit Committee that all annual and quarterly financial statements reviewed by the Audit Committee had been prepared in accordance with generally accepted accounting principles.

The Audit Committee met and held discussions with Ernst & Young, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, regarding the audited financial statements, including a discussion of the quality, not just the acceptability, of the Company's accounting principles and Ernst & Young's judgment regarding these matters. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed relating to the conduct of the audit under the Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent registered public accountant's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee concluded that Ernst & Young's independence had not been impaired.

The Audit Committee discussed with the Company's internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee discussed the results of Ernst & Young's quarterly review procedures with the Company's CEO, CFO and Controller and with Ernst & Young prior to the Company's release of quarterly financial information.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

AUDIT COMMITTEE

Diane B. Owen, Chairman

Peter McIlroy II

Suzanne B. Rowland

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ADDITIONAL INFORMATION

Management is not aware, at this time, of any other matters to be presented at the meeting. If, however, any other matters should come before the meeting or any adjournment thereof, the proxies will be voted at the discretion of the proxy holders.

Representatives of Ernst & Young are expected to be in attendance at the meeting to respond to appropriate questions from shareholders and will have an opportunity to make a statement if they so desire.

If you wish to present a proposal for possible inclusion in our Proxy Statement for the 2016 Annual Meeting Of Shareholders pursuant to the SEC’s rules, you must send the proposal to: Patrick J. Guinee, Vice President, General Counsel & Corporate Secretary, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220. Shareholder proposals for inclusion in our Proxy Statement for the Annual Meeting Of Shareholders to be held in 2016 must conform to the requirements of Rule 14a-8 of the Exchange Act and be received by the Corporate Secretary of the Company on or before December 9, 2015.

Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2015 Annual Meeting of Shareholders (other than through a shareholder proposal pursuant to the SEC’s rules) must notify the Corporate Secretary of the Company in writing and provide the information required by the provision of our By-Laws dealing with shareholder proposals. The notice must be delivered to or mailed and received by the Corporate Secretary no later than the close of business on the 90th day prior to (February 29, 2016) nor earlier than the close of business on the 120th day prior to (January 30, 2016) the date of the first anniversary of the Annual Meeting; provided, however, that in the event that the date of the 2016 Annual Shareholders’ Meeting is more than 30 days before or more than 60 days after such anniversary date, notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2016 Annual Shareholder Meeting and not later than the close of business on the later of the 90th day prior to the 2016 Annual Shareholder Meeting or the 7th day following the day on which public announcement of the date of such meeting is first made.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available to shareholders. A shareholder may obtain a copy of such Annual Report, including the financial statements and the financial statement schedules, free of charge on our website at www.lbfoster.com or by writing to the Investor Relations Department, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address with the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, is intended to provide extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker that materials will be sent in the householding manner to the

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shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent.

If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account. Upon written or oral request, a separate copy of the Annual Report or Proxy Statement, as applicable, will be sent to a shareholder at a shared address to which a single copy of the documents was delivered. Any such request should be addressed to: Investor Relations Dept., L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220, or may be made by calling the Company at (412) 928-3417.

Pittsburgh, Pennsylvania

April 17, 2015

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L.B. FOSTER COMPANY 415 HOLIDAY DRIVE PITTSBURGH, PA 15220-2729 ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88287-P64309-Z65227                          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

L.B. FOSTER COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐

Nominees:

	01) Robert P. Bauer	05) Diane B. Owen
	02) Lee B. Foster II	06) Robert S. Purgason
	03) Dirk Jungé	07) William H. Rackoff
	04) G. Thomas McKane	08) Suzanne B. Rowland

The Board of Directors recommends you vote FOR the proposals 2 and 3.			For	Against	Abstain

2.	Ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.		☐	☐	☐

3.	Advisory approval of the compensation paid to the Company's named executive officers in 2014.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Bring this admission ticket with you to the meeting on May 29, 2015. Do not mail.
This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of March 27, 2015, the record date.

ADMISSION TICKET L.B.
FOSTER COMPANY

2015 Annual Meeting of Shareholders
May 29, 2015
11:00 AM Eastern Daylight Time
L.B. FOSTER COMPANY
415 Holiday Drive
Pittsburgh, PA 15220-2729

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be
Held on May 29, 2015:
The Proxy Statement and 2014 Annual Report to Shareholders are available at www.proxyvote.com.

M88288-P64309-Z65227

ANNUAL MEETING OF SHAREHOLDERS
May 29, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

The shareholder(s) hereby appoint Lee B. Foster II and Robert P. Bauer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of L.B. Foster Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, Eastern Daylight Time on May 29, 2015, at the Company's headquarters, 415 Holiday Drive, Pittsburgh, PA 15220, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED REPLY ENVELOPE

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